UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WORKDAY, INC.

(Exact Name of Registrant as Specified In Its Charter)

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WORKDAY, INC.

6230 STONERIDGE MALL ROAD

PLEASANTON, CALIFORNIA 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Daylight Time on Wednesday, June 20, 2018

April 27, 2018

TO THE HOLDERS OF COMMON STOCK OF WORKDAY, INC.:

The 2018 Annual Meeting of Stockholders of Workday, Inc., a Delaware corporation (“Workday”), will be held virtually on Wednesday, June 20, 2018, at 9:00 a.m. Pacific Daylight Time, for the following purposes as more fully described in the accompanying proxy statement:

1.

To elect three Class III directors to serve until the 2021 Annual Meeting of Stockholders and until their respective successors are elected and qualified, subject to their earlier resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2019;

3.	To conduct an advisory vote to approve the compensation paid to Workday’s named executive officers;

4.	To approve limits on awards to non-employee directors under the 2012 Equity Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

This year’s annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to listen to the annual meeting, submit your questions, and vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/WDAY2018 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.

The Board of Directors of Workday fixed the close of business on April 23, 2018 as the record date for the meeting. Only stockholders of record of our common stock at the close of business on April 23, 2018 are entitled to notice of and to vote at the 2018 Annual Meeting of Stockholders. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

A Notice of Internet Availability of Proxy Materials (“Notice”) is being mailed to stockholders of record beginning on or about April 27, 2018. The Notice contains instructions on how to access our proxy statement for our 2018 Annual Meeting of Stockholders and our fiscal 2018 Annual Report to Stockholders on Form 10-K (together, the “proxy materials”). The Notice also provides instructions on how to vote online, by telephone, or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following website: www.proxyvote.com by entering the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.

If you have any questions regarding this information or the proxy materials, please visit our website at www.workday.com or contact our investor relations department at 925-379-6000 or via email at IR@workday.com.

YOUR VOTE IS IMPORTANT. Whether or not you plan to participate in our 2018 Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone, or mail. Your vote by proxy will ensure your representation at the meeting regardless of whether you attend the virtual meeting or not. Returning your proxy does not deprive you of your right to vote your shares at the virtual meeting.

We appreciate your continued support of Workday and look forward to receiving your proxy.

By order of the Board of Directors,

Aneel Bhusri
Chief Executive Officer and Director
Pleasanton, California

i

WORKDAY, INC.

6230 Stoneridge Mall Road

Pleasanton, California 94588

PROXY STATEMENT

FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

to be held on June 20, 2018 at 9:00 a.m. PDT

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our Board of Directors for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at 9:00 a.m. PDT on Wednesday, June 20, 2018, and any postponements or adjournments thereof. The Annual Meeting can be accessed via the Internet at www.virtualshareholdermeeting.com/WDAY2018 where you will be able to listen to the meeting live, submit questions, and vote online. Beginning on or about April 27, 2018, a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our proxy statement for our 2018 Annual Meeting of Stockholders and our fiscal 2018 Annual Report to Stockholders on Form 10-K (together, the “proxy materials”) is being mailed to our stockholders.

QUESTIONS AND ANSWERS

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•

the election of three Class III directors to serve until the 2021 Annual Meeting of Stockholders and until their respective successors are elected and qualified, subject to earlier resignation or removal;

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2019;

•	a proposal to approve, on an advisory basis, the compensation paid to Workday’s named executive officers;

•	a proposal to approve limits on awards to non-employee directors under the 2012 Equity Incentive Plan; and

•	any other business that may properly come before the meeting.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•

FOR the election of Aneel Bhusri, David A. Duffield, and Lee J. Styslinger III as Class III directors to serve until the 2021 Annual Meeting of Stockholders and until their respective successors are elected and qualified, subject to earlier resignation or removal;

•	FOR the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019;

•	FOR the advisory vote to approve the compensation paid to Workday’s named executive officers; and

•	FOR the proposal to approve limits on awards to non-employee directors under the 2012 Equity Incentive Plan.

Why are you holding a virtual meeting and how can stockholders attend?

We believe hosting our Annual Meeting virtually helps to reduce costs, expand access, and enable improved communication. Stockholders are able to attend our Annual Meeting, vote, and ask questions online from virtually any location around the world. To participate in our virtual Annual Meeting, visit www.virtualshareholdermeeting.com/WDAY2018 with your 16-digit control number included in the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 23, 2018, the record date, may vote at the Annual Meeting. As of the record date, we had 146,194,441 shares of Class A common stock outstanding and 68,930,380 shares of Class B common stock outstanding. In deciding all matters at the Annual Meeting, each holder of Class A common stock of Workday will be entitled to one (1) vote for each share of Class A common stock held as of the close of business on the record date, and each holder of Class B common stock of Workday will be entitled to ten (10) votes for each share of Class B common stock held as of the close of business on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to participate in the Annual Meeting via the Internet. However, since beneficial owners are not stockholders of record, you may not vote your shares via the Internet at the virtual Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Who is Workday’s transfer agent, and how may I contact them?

Workday’s transfer agent is American Stock Transfer & Trust Company (“AST”). You may e-mail AST at info@amstock.com or you can call AST at 888-432-7410 or 718-921-8124 Monday-Friday between 5:00am-5:00pm PDT. Materials may be mailed to AST at:

Workday Shareholder Services

c/o American Stock Transfer

6201 15th Avenue

Brooklyn, NY 11219

How do I vote?

There are four ways for stockholders of record to vote:

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. EDT on June 19, 2018 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 until 11:59 p.m. EDT on June 19, 2018 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card so it is received prior to the Annual Meeting; or

•	via the virtual Annual Meeting website by visiting www.virtualshareholdermeeting.com/WDAY2018. Please have your 16-digit control number to join the Annual Meeting.

Street name holders may submit their voting instructions by Internet or telephone using the information provided by their respective brokers or nominees and may complete and mail voting instruction forms to their respective brokers or nominees. However, street name holders may not vote via the Internet at the Annual Meeting unless they obtain a legal proxy from their respective brokers or nominees.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card so that it is received prior to the Annual Meeting;

•	notifying the Secretary of Workday, in writing, at the address listed on the front page; or

•	voting via the Internet at the virtual Annual Meeting.

Street name holders may change their voting instructions by submitting new instructions by Internet, by telephone, or returning a later-dated voting instruction form to their respective brokers or nominees. In addition, street name holders who obtain a legal proxy from their respective brokers or nominees may change their votes by voting via the Internet at the virtual Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy have been designated as proxies by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares at the adjourned meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is a quorum?

The presence of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Your shares will be counted as present at the meeting if you attend and vote online during the virtual Annual Meeting or if you have properly submitted a proxy. Except as otherwise expressly provided by the Certificate of Incorporation or by law, the holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote. Each holder of Class A common stock will have the right to one (1) vote per share of Class A common stock and each holder of Class B common stock will have the right to ten (10) votes per share of Class B common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote stock (broker non-vote) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum. Abstentions are voted neither “for” nor “against” a matter, but are also counted in the determination of a quorum.

How many votes are needed for approval of each matter?

•

Proposal No. 1: The election of directors requires a plurality of the votes cast by the holders of shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

•

Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires the approval of a majority of the votes cast by the holders of shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

•

Proposal No. 3: The advisory vote regarding named executive officer compensation requires the approval of a majority of the votes present or represented by proxy and entitled to vote thereon. For purposes of this proposal, abstentions are treated as shares present or represented by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

•

Proposal No. 4: The approval of an amendment to the 2012 Equity Incentive Plan to provide limits on the total value of shares granted to non-employee directors requires the approval of a majority of the votes present or represented by proxy and entitled to vote thereon. For purposes of this proposal, abstentions are treated as shares present or represented by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

Because Proposal No. 3 is an advisory vote, the results will not be binding on Workday’s Board of Directors or Workday. The Compensation Committee and the Board of Directors will consider the outcome of the vote when establishing or modifying the compensation of our named executive officers.

How are proxies solicited for the Annual Meeting?

The Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by Workday. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on Proposal No. 1, Proposal No. 3, or Proposal No. 4 absent direction from you, as they are considered “non-routine” matters.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our fiscal 2018 Annual Report to Stockholders, primarily via the Internet. Beginning on or about April 27, 2018, a “Notice of Internet Availability of Proxy Materials” is being mailed to our stockholders that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote online at the virtual meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders, unless an affected stockholder has provided contrary instructions. This practice, known as “householding,” helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment.

Once you have elected householding of your communications, householding will continue until you are notified otherwise or until you revoke your consent, which may be done at any time by contacting your bank or broker, or, if you are a registered holder, by contacting American Stock Transfer & Trust Company by calling 888-432-7410 or writing to Workday Shareholder Services, c/o American Stock Transfer, 6201 15th Avenue, Brooklyn, NY 11219. Additionally, upon request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. To receive a separate copy of the proxy materials, you may reach our Investor Relations department by writing to Workday, Inc., 6230 Stoneridge Mall Road, Pleasanton, CA 94588, via email at IR@workday.com, or by calling 925-379-6000.

Any stockholders who share the same address and currently receive multiple copies of the Notice or proxy materials who wish to receive only one copy in the future can contact Workday’s Investor Relations department, their bank, broker, or, if a registered holder, American Stock Transfer & Trust Company, to request information about householding.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Workday or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. All statements contained in this report other than statements of historical fact, including statements regarding our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “continue,” “anticipate,” “intend,” “expect,” “seek,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended January 31, 2018 (“fiscal 2018”). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We are under no duty to update any of these forward-looking statements after the date of this report.

As used in this report, the terms “Workday,” “we,” “us,” and “our” mean Workday, Inc. and its subsidiaries unless the context indicates otherwise.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors currently consists of 10 members. Our Certificate of Incorporation and Bylaws provide for a classified Board of Directors consisting of three classes of directors, with directors serving staggered three-year terms.

Directors in a particular class will be elected for three-year terms at the Annual Meeting of Stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each Annual Meeting of our Stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. The class of each director is set forth in the table below.

Our Certificate of Incorporation and Bylaws provide that our Board of Directors or our stockholders may fill vacant directorships. In the event that the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of common stock, our Certificate of Incorporation and Bylaws authorize only our Board of Directors to fill vacancies on our Board of Directors. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes as the Board of Directors determines in its discretion.

Nominees	Class	Age	Position	Year Elected Director	Current Term Expires	Expiration of Term for Which Nominated
Aneel Bhusri(1)	III	52	Director	2005	2018	2021
David A. Duffield	III	77	Director	2005	2018	2021
Lee J. Styslinger III(2)	III	57	Director	2016	2018	2021

Other Directors
A. George (Skip) Battle(2)(3)	I	74	Director	2007	2019	—
Christa Davies(2)(4)	II	46	Director	2012	2020	—
Carl M. Eschenbach(1)	I	51	Director	2018	2019	—
Michael M. McNamara(2)(4)	I	61	Director	2011	2019	—
Michael A. Stankey	II	59	Director	2015	2020	—
George J. Still, Jr.(1)(3)(4)*	II	60	Director	2009	2020	—
Jerry Yang(1)(3)	I	49	Director	2013	2019	—

(1)	Member of the Investment Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
(4)	Member of the Nominating and Governance Committee
*	Lead Independent Director

Nominees for Director

Aneel Bhusri co-founded Workday in 2005 and is our Chief Executive Officer and a Director. Mr. Bhusri has served as a Director of Workday since 2005, as President from January 2007 to September 2009, as Co-Chief Executive Officer from September 2009 to May 2014, as Chairman from January 2012 to May 2014, and as Chief Executive Officer from May 2014 to the present. From 1993 to 2004, Mr. Bhusri held a number of senior management positions with PeopleSoft, Inc. (“PeopleSoft”), a global enterprise software company, including Senior Vice President, Product Strategy, Marketing and Business Development. From 1999 to 2002 and in 2004, Mr. Bhusri served as Vice-Chairman of the board of directors at PeopleSoft. Mr. Bhusri is an Advisory Partner at Greylock Partners, a Silicon Valley venture capital firm that he has been associated with since 1999, and prior to that time, worked at Norwest Venture Partners and at Morgan Stanley. He has also served as a director of Intel Corporation since June 2014 (where he was appointed Lead Independent Director in May 2017), of Pure Storage, Inc. from July 2010 until April 2018, of Okta, Inc. from 2011 until December 2016, and of various private companies and foundations. Mr. Bhusri received a bachelor’s degree in electrical engineering and a bachelor’s degree in economics from Brown University, and a master’s degree in business administration from Stanford University. Mr. Bhusri brings to our Board of Directors extensive executive leadership and operational experience, including his experience and familiarity with our business as a co-founder and Chief Executive Officer.

David A. Duffield co-founded Workday in 2005 and is our Chairman of the Board. Mr. Duffield has served as a Director of Workday since 2005, as our President from 2006 to January 2007, as our Chief Executive Officer from 2005 to September 2009, as our Co-Chief Executive Officer from September 2009 to May 2014, and as our Chairman of the Board from 2005 to January 2012 and from May 2014 to the present. Prior to Workday, Mr. Duffield founded PeopleSoft and served as the company’s Chief Executive Officer and Board Chairman. Other companies he launched include Integral Systems, Business Software Corporation, and Information Associates. Mr. Duffield received a bachelor’s degree in electrical engineering and a master’s degree in business administration from Cornell University. Mr. Duffield brings to our Board of Directors decades of experience founding and leading high-growth technology companies focused on human resources, financial and student applications, and his experience and familiarity with our business as a co-founder, Chairman, and former Chief Executive Officer.

Lee J. Styslinger III has served as a Director since August 2016. Mr. Styslinger served as a member of Workday’s CEO Advisory Board from February 2015 until his appointment to our Board of Directors. Mr. Styslinger has served as the Chief Executive Officer of Altec, Inc., a holding company for businesses that design, manufacture, and market equipment for the electric and telecommunications industries globally, since 1997, and as its Chairman since 2011. Mr. Styslinger has served as a member of the board of directors of Vulcan Materials Company since 2013, as a member of the board of directors of Regions Financial Corporation since 2004, and serves on the boards of several educational, civic, and leadership organizations. Mr. Styslinger received a bachelor’s degree from Northwestern University and a master’s degree in business administration from the Harvard Business School. Mr. Styslinger brings to our Board of Directors extensive experience managing a large company in today’s global market, as well as financial expertise.

The election of directors requires a plurality of the votes cast by the holders of shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

PROPOSAL NO. 1 TO ELECT ANEEL BHUSRI,

DAVID A. DUFFIELD, AND LEE J. STYSLINGER III AS CLASS III DIRECTORS

Other Directors

A. George (Skip) Battle has served as a Director since March 2007. From 2004 to 2005, Mr. Battle served as Executive Chairman at Ask Jeeves, Inc., a provider of information search and retrieval services. From 2000 until 2004, Mr. Battle served as Chief Executive Officer at Ask Jeeves. From 1968 until his retirement in 1995, Mr. Battle was an employee and then partner at Arthur Andersen LLP and Andersen Consulting (now known as Accenture Ltd.), global accounting and consulting firms. Mr. Battle has served as a director of Expedia, Inc. since January 2005, of Fair Isaac Corporation since 1996 (where he was appointed Chairman of the Board in 2002), and of Netflix, Inc. since June 2005. He also served as Lead Independent Director of LinkedIn Corporation from July 2010 to December 2016, and as a director of Open Table, Inc. from 2006 to July 2014, of the Masters Select family of funds from 1996 until December 2012, of Advent Software, Inc. from 2005 until May 2011, of Ask Jeeves from 1995 until 2005, and of PeopleSoft from 1995 to 2004. Mr. Battle received a bachelor’s degree in economics from Dartmouth College and a master’s degree in business administration from Stanford University. Mr. Battle brings to our Board of Directors a diversity of distinguished experiences and seasoned business acumen. His service as a director on a number of public and private company boards provides an important perspective on corporate governance matters, including best practices.

Christa Davies has served as a Director since August 2012. Ms. Davies is the Chief Financial Officer and Executive Vice President of Global Finance at Aon plc, a global risk management, insurance, and human resources solutions company. Ms. Davies has served as Aon’s Chief Financial Officer since March 2008 and as Executive Vice President of Global Finance since November 2007. Prior to joining Aon, Ms. Davies spent five years at Microsoft Corporation, most recently as a Corporate Vice President and the Chief Financial Officer of the Platforms & Services Division. Ms. Davies received a bachelor’s degree in mechanical engineering, majoring in Aerospace from the University of Queensland, Australia, and a master’s degree in business administration from the Harvard Business School. Ms. Davies brings to our Board of Directors extensive experience in the software and technology industries, as well as financial expertise.

Carl M. Eschenbach has served as a Director since February 2018. Mr. Eschenbach has been a general partner at Sequoia Capital Operations, LLC, a venture capital firm, since April 2016. Prior to joining Sequoia Capital Operations, LLC, Mr. Eschenbach spent 14 years at VMware, Inc., a global virtual infrastructure software provider, most recently as its President and Chief Operating Officer, a role he held from December 2012 to March 2016. Mr. Eschenbach served as VMware’s

Co-President and Chief Operating Officer from April 2012 to December 2012, as Co-President, Customer Operations from January 2011 to April 2012, and as Executive Vice President of Worldwide Field Operations from May 2005 to January 2011. Prior to joining VMware in 2002, Mr. Eschenbach held various sales management positions with Inktomi, 3Com Corporation, Lucent Technologies Inc., and EMC. Mr. Eschenbach is also a member of the board of directors of Palo Alto Networks, Inc., where he has served since May 2013, and is a director of several private companies. Mr. Eschenbach received an electronics technician diploma from DeVry University. Mr. Eschenbach brings to our Board of Directors over 30 years of operational and sales experience in the technology industry and deep knowledge of high-growth companies.

Michael M. McNamara has served as a Director since December 2011. Mr. McNamara has served as the Chief Executive Officer of Flex Ltd. (“Flex”), a leading sketch-to-scale™ solutions company that designs and builds intelligent productions for a connected world, since January 2006. From 1994 until his appointment as Chief Executive Officer, Mr. McNamara served in other senior roles at Flex. Mr. McNamara has served as a director of Flex since 2005. He has been on the Advisory Board of Tsinghua University School of Economics and Management since 2006, the presidential CEO Advisory Board of Massachusetts Institute of Technology since 2014, and is a director of one additional private company. Mr. McNamara also served as a director of Delphi Automotive LLP from November 2009 to April 2013, and served as a director of MEMC Electronic Materials, Inc. from 2008 until 2012. Mr. McNamara received a bachelor’s degree in industrial management from the University of Cincinnati and a master’s degree in business administration from Santa Clara University. Mr. McNamara brings to our Board of Directors extensive leadership and experience managing international operations. His service as Flex’s Chief Executive Officer provides a management perspective to business and strategic decisions of the Board of Directors.

Michael A. Stankey has served as our Vice-Chairman since June 2015, and served as our President and Chief Operating Officer from September 2009 to June 2015. From October 2007 to September 2009, Mr. Stankey was a Partner with Greylock Partners. From December 2001 until its acquisition by Hewlett-Packard Company in April 2007, Mr. Stankey served as Chairman and Chief Executive Officer of PolyServe, Inc., a storage virtualization software company. From 1993 to 2001, Mr. Stankey held a number of senior management positions with PeopleSoft, including Senior Vice President of North American Sales. Mr. Stankey has served as a director of Okta, Inc. since December 2016, of Cloudera, Inc. since February 2017, and serves on the board of one additional private company. Mr. Stankey received a bachelor’s degree in business administration from the University of Wisconsin, Eau Claire. Mr. Stankey brings his extensive knowledge of our business, together with deep experience in software and high-growth companies to his role as a member of our Board of Directors.

George J. Still, Jr. has served as a Director since October 2009 and as Lead Independent Director since August 2012. Mr. Still is currently a Partner Emeritus at Norwest Venture Partners (“NVP”), a global venture capital firm. From 1994 to December 2012, Mr. Still served as NVP’s Managing Partner. Prior to NVP, Mr. Still worked for Ernst & Young LLP, an accounting firm, and as a Partner with the Centennial Funds, a venture capital firm. From November 2006 to September 2014, Mr. Still served as a director of Rackspace Hosting, Inc. Mr. Still led the sole venture investment in PeopleSoft, where he served as a director from 1991 to 2001. Mr. Still also served as a director of the National Venture Capital Association from 1995 to 2000, and on the Stanford Business School Venture Capital Trust from 1997 to 2001. Mr. Still has also served as a member of the Executive Committee of the United States Golf Association since 2015. Mr. Still has served as a member of the Board of Overseers at the Tuck School of Business since 2013, as a member of the Board of Advisors of Tuck’s Center of Private Equity and Entrepreneurship since 2011, and has also served as a guest lecturer and a past member of the Dean’s Advisory Council since 2005. Mr. Still received a bachelor’s degree in accounting from Pennsylvania State University and a master’s degree in business administration from the Tuck School of Business at Dartmouth College. Mr. Still brings financial and investing acumen through his many years of experience with NVP, and his service as an advisor to technology companies provides a valuable resource for our Board of Directors.

Jerry Yang has served as a Director since November 2013. Since March 2012, Mr. Yang has worked with and invests in technology entrepreneurs as the founding partner of AME Cloud Ventures, his innovation investment firm. Mr. Yang is a co-founder of Yahoo! Inc., where he served as a director from March 1995 to January 2012, and as Chief Executive Officer from June 2007 to January 2009. Mr. Yang also led Yahoo!’s investments in Yahoo! Japan and Alibaba Group Holding Limited, and is currently a director of Alibaba Group, where he has served on the board from October 2005 to January 2012 and from September 2014 to the present. Mr. Yang is also a director of Lenovo, Inc. where he has served on the board since November 2014. From July 2000 to November 2012, Mr. Yang was a member of Cisco Systems, Inc.’s board of directors, and he was a director of Yahoo! Japan from January 1996 to January 2012. Mr. Yang is also a director of various private companies and foundations. Mr. Yang received a bachelor’s degree and a master’s degree in electrical engineering from Stanford University, where he served as Vice-Chairman of the Board of Trustees from June 2005 until September 2016. Mr. Yang brings to our Board of Directors extensive global leadership and deep experience in consumer internet technology.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to audit our consolidated financial statements for the year ending January 31, 2019. During our fiscal year ended January 31, 2018, Ernst & Young LLP served as our independent registered public accounting firm, and has audited our consolidated financial statements since its appointment in 2008.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Workday and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 31, 2019. Our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees billed or to be billed by Ernst & Young LLP and affiliates for professional services rendered with respect to the fiscal years ended January 31, 2018 and 2017. All of these services were approved by the Audit Committee.

	Fiscal year ended January 31
	2018	2017(1)
Audit Fees(2)	$3,400,664	$3,705,819
Audit Related Fees(3)	410,424	640,040
Tax Fees(4)	1,091,854	1,406,375
All Other Fees(5)	98,816	—

	$5,001,758	$5,752,234

(1)	Includes fees billed in fiscal 2018 which related to the fiscal year ended January 31, 2017.
(2)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, and audits of our statutory financial statements in non-U.S. jurisdictions.

(3)

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” This primarily consists of fees for service organization control audits under Statement on Standards for Attestation Engagements No.18, and fees incurred in connection with our convertible debt offering.

(4)	Consists of fees in connection with tax compliance and tax consulting services.
(5)	Consists of fees in connection with an information security program assessment.

Auditor Independence

Under its charter, the Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has determined that the rendering of non-audit services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, tax compliance, and tax consulting services by Ernst & Young LLP is compatible with maintaining the principal accountants’ independence.

Pre-Approval Policies and Procedures

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee (or the Chairman if such approval is required prior to the next Audit Committee meeting) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

The ratification of the appointment of Ernst & Young LLP requires the approval of a majority of the votes cast by the holders of shares present or represented by proxy at the meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2 TO RATIFY THE

APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2019.

PROPOSAL NO. 3:

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our Named Executive Officers (“NEOs”) for the fiscal year ended January 31, 2018.

Our executive compensation program and compensation paid to our NEOs are described on pages 25-36 of this proxy statement. Our compensation programs are overseen by the Compensation Committee and reflect our philosophy to pay all of our employees, including our NEOs, in ways that support the following principles that we believe reflect our core values:

•	support, attract, and retain the best talent;

•	support a high-performance culture by rewarding excellence and achievement;

•	recognize and retain top-performing talent via differentiated rewards and opportunities;

•	reinforce alignment with Workday’s values (in particular, a focus on excellence and an attitude of ownership);

•	create alignment with Workday’s long-term performance; and

•	provide an opportunity for each employee to share in the success we create together.

To help achieve these objectives, we structure our NEOs’ compensation to reward the achievement of short-term and long-term strategic and operational goals.

Based on the above, we request that stockholders approve on a non-binding, advisory basis, the compensation of Workday’s NEOs as described in this proxy statement pursuant to the following resolution:

RESOLVED, that the compensation paid to Workday’s NEOs, as disclosed in this proxy statement, including the “Compensation Discussion and Analysis” section, compensation tables and narrative discussion, is hereby APPROVED.

Vote Required

Approval of NEO compensation requires the approval of a majority of the votes present or represented by proxy and entitled to vote thereon.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our NEOs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” PROPOSAL NO. 3 TO APPROVE THE COMPENSATION PAID TO

WORKDAY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4:

LIMITS ON AWARDS TO NON-EMPLOYEE DIRECTORS UNDER

THE 2012 EQUITY INCENTIVE PLAN

General

Our 2012 Equity Incentive Plan (the “Plan”), was adopted by our Board of Directors in August 2012, approved by our stockholders in September 2012, and became effective in October 2012. The Plan was reapproved by our stockholders in May 2013, and amended in June 2016. The Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors, and advisors in the form of stock options, restricted stock awards (“RSAs”), stock appreciation rights (“SARs”), restricted stock units (“RSUs”), performance awards, and stock bonuses (each and together “Awards”). The Plan provides that no Participant will be eligible to receive more than 2,000,000 shares of Workday common stock in any calendar year pursuant to the grant of Awards under the Plan except that new employees of Workday or of a parent or subsidiary of Workday (including new employees who are also officers and directors of Workday or any parent or subsidiary of Workday) are eligible to receive up to a maximum of 4,000,000 shares in the calendar year in which they commence their employment. The Plan provides that non-employee directors may receive Awards representing no more than $750,000 total value in any calendar year (not including any initial Award to a non-employee director in the calendar year in which the director first becomes a non-employee director). The material terms of the Plan are described below under “Summary of the Plan.”

We believe that our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain, and motivate highly qualified personnel. Competition for these people in our industry is intense. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the grant of stock options and other equity awards under the Plan. Allowing employees to participate in owning shares of our common stock helps align the objectives of our stockholders and employees and is important in attracting, motivating, and retaining the highly skilled personnel that are essential to our success.

Proposal

We are asking our stockholders to approve an amendment to the Plan to provide that a newly appointed non-employee director may receive Awards representing up to $1,750,000 total value in the calendar year in which the director first becomes a non-employee director; provided that any initial Award granted to a non-employee director in connection with the commencement of his or her initial services as a non-employee director shall not exceed $1,000,000 in value. This limit would supplement the previously-approved limit of $750,000 total value in any calendar year (not including any initial Award to a non-employee director in the calendar year in which the director first becomes a non-employee director).

If stockholder approval of this proposal is not obtained, the limit previously approved by our stockholders will remain unchanged.

The proposed amendment also includes certain non-material revisions to the Plan made in response to the 2017 Tax Cuts and Jobs Act.

Summary of the Plan

The principal terms of the Plan are summarized below. This summary is not a complete description of the Plan, and it is qualified in its entirety by reference to the complete text of the Plan document. The Plan, as proposed to be amended, is attached as Annex A to this proxy statement.

We adopted the Plan, which became effective in October 2012, as the successor to our 2005 Stock Plan. We reserved 25,000,000 shares of our common stock to be issued under our Plan. The number of shares reserved for issuance under our Plan increases automatically on the thirty-first day of March of each year by the number of shares equal to 5% of the total outstanding shares of our common stock as of the immediately preceding January 31. However, our Board of Directors or Compensation Committee may reduce the amount of the increase in any particular year. In addition, the following shares are available for grant and issuance under our Plan:

•	shares subject to options or SARs granted under our Plan that cease to be subject to the option or SAR for any reason other than exercise of the option or SAR;

•	shares subject to Awards granted under our Plan that are subsequently forfeited or repurchased by us at the original issue price;

•	shares subject to Awards granted under our Plan that otherwise terminate without shares being issued;

•	shares surrendered, cancelled, or exchanged for cash or a different Award (or combination thereof);

•	shares reserved but not issued or subject to outstanding grants under our 2005 Stock Plan;

•	shares issuable upon the exercise of options or subject to other Awards under our 2005 Stock Plan that cease to be subject to such options or other Awards by forfeiture or otherwise;

•	shares issued under our 2005 Stock Plan that are forfeited or repurchased by us; and

•	shares subject to Awards under our 2005 Stock Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

Our Plan authorizes the Award of stock options, RSAs, SARs, RSUs, performance awards and stock bonuses. No person will be eligible to receive more than 2,000,000 shares in any calendar year under our Plan other than new employees, who will be eligible to receive no more than 4,000,000 shares under the Plan in the calendar year in which the employee commences employment.

Currently, a non-employee director may receive Awards representing no more than $750,000 in total value in any calendar year, which limit does not apply to initial grants to a non-employee director in connection with their commencement of service as a director. If this proposal is approved, this limit will be changed to provide that a non-employee director may receive Awards representing no more than $750,000 total value in any calendar year, with such limit increased to $1,750,000 total value in the calendar year in which the director first becomes a non-employee director; provided that any initial Award granted to a non-employee director in connection with the commencement of his or her initial services as a non-employee director shall not exceed $1,000,000 in value. Annual Awards granted to non-employee directors generally vest in a single annual installment, subject to continued service, and subject to a determination by our Board of Directors. Initial Awards granted to new non-employee directors generally vest over four years, with 25% vesting upon completion of the first year of service and in equal quarterly installments thereafter, subject to continued service, and subject to a determination by our Board of Directors.

Our Plan is administered by our Compensation Committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our Board of Directors acting in place of our Compensation Committee. The Compensation Committee has the authority to construe and interpret our Plan, grant Awards, and make all other determinations necessary or advisable for the administration of the Plan.

Our Plan provides for the grant of Awards to our employees, directors, consultants, independent contractors, and advisors, provided the consultants, independent contractors, directors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant.

In general, options granted under our Plan will vest over a four-year period. Options may vest based on time or achievement of performance conditions. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our Plan is 10 years.

An RSA is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price (if any) of an RSA will be determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares. SARs may vest based on time or achievement of performance conditions.

RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions, if any. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash, net of shares that are sold to cover the recipient’s estimated tax liability for such RSUs.

Performance shares are performance awards that cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance conditions in cash or by issuance of the underlying shares. These Awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance conditions.

Performance conditions which may be used under the Plan include:

•	attainment of objective operating goals and employee metrics

•	attainment of research and development milestones

•	billings

•	bookings

•	cash conversion cycle

•	cash flow (including free cash flow or operating cash flow)

•	contract awards or backlog

•	controllable operating profit, or net operating profit

•	credit rating

•	customer indicators

•	earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings)

•	earnings per share

•	economic value added

•	gross margin

•	growth in stockholder value relative to a pre-determined index

•	improvements in workforce diversity

•	improvements in productivity

•	individual confidential business objectives

•	market share

•	net income

•	net profit

•	net revenue

•	new product invention or innovation

•	operating expenses or operating expenses as a percentage of revenue

•	operating income

•	operating margin

•	operating profit

•	overhead or other expense reduction

•	profit before tax

•	return on assets or net assets

•	return on equity

•	return on invested capital

•	revenue

•	stock price

•	strategic plan development and implementation

•	succession plan development and implementation

•	total stockholder return

Stock bonuses may be granted as additional compensation for service or performance, and therefore, may not be issued in exchange for cash.

In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our Plan, the maximum number of shares that can be granted in a calendar year, and the number of shares and exercise price, if applicable, of all outstanding Awards under our Plan.

Unvested Awards and unexercised stock options granted under our Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our Compensation Committee. Unless otherwise permitted by our Compensation Committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Options granted under our Plan generally may be exercised for a period of six months after the termination of the optionee’s service to us, for a period of 12 months in the case of death or for a period of six months in the case of disability, or such longer period as our Compensation Committee may provide. Options generally terminate immediately upon termination of employment for cause.

If we are party to a merger or consolidation, outstanding Awards, including any vesting provisions, may be assumed or substituted by the successor company. In the alternative, outstanding Awards may be cancelled in connection with a cash payment. Outstanding Awards that are not assumed, substituted or cashed out will accelerate in full and expire upon the merger or consolidation. In the event of specified change in control transactions, our Compensation Committee may accelerate the vesting of Awards (a) immediately upon the occurrence of the transaction, whether or not the Award is continued, assumed or substituted by a surviving corporation or its parent in the transaction, or (b) in connection with a termination of a participant’s service following such a transaction.

Our Plan will terminate in August 2022, 10 years from the date our Board of Directors approved the Plan, unless it is terminated earlier by our Board of Directors. Our Board of Directors may amend or terminate our Plan at any time. If our Board of Directors amends our Plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law.

As of March 31, 2018, options to purchase 430,550 shares had been granted under our Plan, of which 106,948 remained unexercised, 28,243,087 shares of RSUs were granted, of which 12,702,559 remained unvested, and 1,032,612 shares of PSUs were granted, of which 2,803 remained unvested. The options outstanding as of March 31, 2018 had a weighted-average exercise price of $51.67 per share. As of March 31, 2018, there were approximately 8,430 employees and directors who were eligible to participate in the Plan.

History of Grants Under the Plan

Our Chief Executive Officer (“CEO”), our other NEOs, our current executive officers as a group, and our current non-employee directors as a group have been granted Awards under the Plan, over the life of the Plan through March 31, 2018, as set forth in the table below. In addition, our current employees (excluding executive officers and directors) as a group have been granted Awards under the Plan, over the life of the Plan through March 31, 2018, as follows:

Name and Position	Number of Securities Underlying Awards
Aneel Bhusri, Chief Executive Officer	480,040
James J. Bozzini, Chief Operating Officer and Executive Vice President, Customer Operations	275,252
Mark S. Peek, Managing Director and Co-Head of Workday Ventures	415,625
Robynne Sisco, Co-President and Chief Financial Officer	154,712
W. Philip Wilmington, Vice-Chairman	457,247
All current executive officers (six persons)	1,577,269
All current non-employee directors (eight persons)	378,602
All current employees (excluding executive officers)	27,750,378

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” PROPOSAL NO. 4 TO APPROVE LIMITS ON AWARDS TO NON-EMPLOYEE DIRECTORS UNDER THE 2012 EQUITY INCENTIVE PLAN.

DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our Class A common stock is listed on the Nasdaq Global Select Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. Our Board of Directors, also referred to as the Board, has determined that none of our directors who are not current or former employees (Messrs. Battle, Eschenbach, McNamara, Still, Styslinger, and Yang and Ms. Davies) has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq Global Select Market.

Leadership Structure

Mr. Aneel Bhusri serves as our CEO and also as a member of our Board. Mr. David A. Duffield serves as our Chairman of the Board and Mr. Michael A. Stankey serves as a Vice-Chairman of the Board. Because our Chairman is a former executive officer of Workday, Mr. George J. Still, Jr. serves as Vice-Chairman and Lead Independent Director of the Board. Our Board of Directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Duffield’s extensive executive leadership and operational experience. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight, and expertise from outside of our company, while Mr. Bhusri, Mr. Duffield, and Mr. Stankey bring company-specific experience and expertise.

Lead Independent Director

Mr. Still serves as one of our Vice-Chairmen and as our Lead Independent Director. As Lead Independent Director, among other responsibilities, Mr. Still presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the CEO, Chairman, and the independent directors, and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors during each regularly scheduled Board meeting and at such other times if requested by an independent director. These executive sessions are chaired by our Lead Independent Director. The Lead Independent Director provides feedback to Workday’s CEO, as needed, promptly after the executive session. Neither Mr. Bhusri, Mr. Duffield, nor Mr. Stankey participates in such sessions.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers, and employees. The full text of our Code of Conduct is posted under the “Investor Relations” section on our website at: www.workday.com/codeofconduct.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that apply to our Board of Directors. The full text of our Corporate Governance Guidelines is posted under the “Investor Relations” section on our website at: www.workday.com/governanceguidelines.

Meetings of the Board of Directors

The Board met four times during fiscal 2018 and took action by unanimous consent four times. No director attended fewer than 75% of the total number of meetings of the Board and of any Board committees of which he or she was a member during fiscal 2018.

It is our policy that directors are invited and encouraged to attend our Annual Meetings of Stockholders. During fiscal 2018, all members of the Board attended our 2017 Annual Meeting. We have scheduled our 2018 Annual Meeting on the same day as a regularly scheduled Board meeting in order to facilitate attendance by our Board members.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Investment Committee. The current composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The following table provides membership information for each of our Board committees:

	Audit Committee	Compensation Committee	Nominating & Governance Committee	Investment Committee
Aneel Bhusri
David A. Duffield
A. George (Skip) Battle
Christa Davies
Carl M. Eschenbach
Michael M. McNamara
Michael A. Stankey
George J. Still Jr.
Lee J. Styslinger III
Jerry Yang

= Chairman of the Board	= Chairman	= Member	= Lead Independent Director

Audit Committee

Our Audit Committee is composed of Messrs. Battle, McNamara, and Styslinger and Ms. Davies, each of whom is independent and financially literate within the meaning of the Nasdaq Global Select Market rules. Mr. Battle is the Chairman of our Audit Committee. Each of Messrs. Battle, McNamara, and Styslinger and Ms. Davies also satisfy the independence requirements of Rule 10A-3. Messrs. Battle and Styslinger and Ms. Davies are each an Audit Committee financial expert, as that term is defined under SEC rules, and possess financial sophistication as defined under the rules of the Nasdaq Global Select Market. The designation does not impose on any of them any duties, obligations, or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. The Audit Committee met eight times during fiscal 2018 and took action by unanimous consent two times. Our Audit Committee is directly responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

•	reviewing material related party transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. A copy of the Audit Committee charter is posted under the “Investor Relations” section on our website at: www.workday.com/audit-committee-charter.

Compensation Committee

Our Compensation Committee is composed of Messrs. Battle, Still, and Yang, each of whom is independent within the meaning of the Nasdaq Global Select Market rules. Mr. Still is the Chairman of our Compensation Committee. Each member of the Compensation Committee is also an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1984, as amended (the “Code”), and is a “non-employee director” under Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee met four times during fiscal 2018 and took action by unanimous written consent 18 times. Our Compensation Committee is responsible for, among other things:

•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our directors;

•	reviewing and approving, or recommending that our Board of Directors approve, the terms of any employment arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.

The Compensation Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. A copy of the Compensation Committee charter is posted under the “Investor Relations” section on our website at: www.workday.com/compensation-committee-charter.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of Messrs. McNamara and Still and Ms. Davies, each of whom is independent within the meaning of the Nasdaq Global Select Market rules. Mr. McNamara is the Chairman of our Nominating and Governance Committee.

The Nominating and Governance Committee met four times during fiscal 2018. Our Nominating and Governance Committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our Board of Directors;

•	reviewing and recommending our Corporate Governance Guidelines and policies;

•	reviewing proposed waivers of the Code of Conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of our Board of Directors; and

•	assisting our Board of Directors on corporate governance matters.

The Nominating and Governance Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. A copy of the Nominating and Governance Committee charter is posted under the “Investor Relations” section on our website at: www.workday.com/nominating-governance-committee-charter.

Investment Committee

Our Investment Committee is composed of Messrs. Bhusri, Eschenbach, Still, and Yang. Mr. Yang is the Chairman of our Investment Committee. Our Investment Committee is responsible for reviewing and approving, or recommending that the Board of Directors approve, certain mergers, acquisitions, joint ventures, and investments, and working with management to develop effective and scalable processes for the review and execution of such transactions. The Investment Committee met eight times during fiscal 2018.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is, or has at any time during the past year been, an officer or employee of ours. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Considerations in Evaluating Director Nominees

The Nominating and Governance Committee is responsible for identifying, evaluating and recommending candidates to the Board for Board membership, or the Board may conduct the process of identifying and evaluating Board candidates directly. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing an experienced and highly qualified Board. Candidates may come to our attention through current members of our Board, professional search firms, stockholders, or other persons.

The Nominating and Governance Committee will recommend to the Board for selection all nominees to be proposed by the Board for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board for election at each Annual Meeting of Stockholders, and, if requested by the Board, will recommend all director nominees to be appointed by the Board to fill interim director vacancies.

The Board will be responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Board may, either directly or upon the recommendation of the Nominating and Governance Committee, consider the minimum qualifications set forth below, any specific qualities or skills that it believes are necessary for one or more of the Board members to possess, and the desired qualifications, expertise, and characteristics of Board members.

Director Qualifications

The Nominating and Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

•	demonstrated business acumen and leadership, and high levels of accomplishment;

•	experience with high-growth companies;

•	ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

•	commitment to understand Workday and its business, industry, and strategic objectives;

•	integrity and adherence to high personal ethics and values, consistent with our Code of Conduct;

•	ability to read and understand financial statements and other financial information pertaining to Workday;

•	commitment to enhancing stockholder value;

•	willingness to act in the interest of all stockholders; and

•	for directors who are not current or former employees, independence under Nasdaq Global Select Market listing standards and other applicable rules and regulations.

In the context of the Board’s existing composition, other requirements that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered.

In addition, under Workday’s Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Under the Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for re-election, director tenure is considered. Workday values diversity on a company-wide basis, but has not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to the Secretary, Workday, Inc., 6230 Stoneridge Mall Road, Pleasanton, California 94588.

Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Governance Committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.

All proposals of stockholders that are intended to be presented by such stockholder at an Annual Meeting of Stockholders must be in writing and notice must be delivered to the Secretary at the principal executive offices of Workday not later than the dates described below under “Additional Information — Stockholder Proposals for 2019 Annual Meeting.”

Non-Employee Director Compensation

Our non-employee directors are entitled to receive equity compensation for their service as directors. At our 2016 Annual Meeting of Stockholders, our stockholders approved a limit on annual awards to non-employee directors under our 2012 Equity Incentive Plan of no more than $750,000 in total value. Consistent with this limit, in fiscal 2018, the Compensation Committee granted awards to the non-employee directors as set forth in the following table. Other than as set forth in the table below, in fiscal 2018 we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to, the non-employee members of our Board of Directors in respect of their service as members of our Board. However, we reimburse directors for travel expenses incurred in connection with attendance at Board meetings and expenses incurred for continuing education related to their service as directors.

Name	Grant Date	Number of Shares Subject to RSU Award(1)	Value of RSU Award on the Date of Grant(2)		All Other Compensation		Total Compensation
David A. Duffield (Chairman of the Board)	June 20, 2017	2,995	$296,325		$20,119	(3)	$316,444
George J. Still, Jr. (Vice-Chairman of the Board)	June 20, 2017	4,492	444,438		—		444,438
A. George (Skip) Battle	June 20, 2017	3,993	395,067		—		395,067
Christa Davies	June 20, 2017	3,619	358,064		—		358,064
Carl M. Eschenbach(4)	February 14, 2018	859	100,000		—		100,000
Michael M. McNamara	June 20, 2017	3,869	382,799		—		382,799
Lee J. Styslinger III	March 15, 2017 June 20, 2017	439 3,369	36,692 333,329	(5)	—		370,021
Jerry Yang	June 20, 2017	3,744	370,431		—		370,431

(1)	Unless otherwise noted, RSU awards shown in the table above vest in full on May 15, 2018.
(2)

The amounts included in the “Value of RSU Award on the Date of Grant” column represent the aggregate grant date fair value of the RSU awards calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value of each RSU award is measured based on the closing price of our Class A common stock on the date of grant.

(3)	Represents cost of attendance for self and one guest and income tax gross-up paid, in respect of attendance at company sponsored events.
(4)

Mr. Eschenbach’s grant reflects a prorated portion of Workday’s fiscal 2018 annual Board compensation. Additionally, on February 14, 2018, in connection with his appointment to the Board, Mr. Eschenbach was granted RSUs in the amount of $1,000,000, subject to approval of Proposal No. 4 of this proxy statement. If approved, one-fourth of such RSUs will vest on February 15, 2019 and the balance will vest in equal quarterly installments over the following twelve quarters, assuming continuous service through the applicable vesting dates.

(5)	Mr. Styslinger’s grant reflects his appointment to the Audit Committee and vested in full on May 15, 2017.

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate with the Board of Directors or with an individual member of the Board of Directors may do so by writing to the Board of Directors or to the particular member of the Board of Directors, care of the Secretary at generalcounsel@workday.com or by mail to the Secretary, Workday, Inc., 6230 Stoneridge Mall Road, Pleasanton, California 94588. The communication should indicate that it contains a stockholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.

REPORT OF THE AUDIT COMMITTEE

With respect to Workday’s financial reporting process, the management of Workday is responsible for (1) establishing and maintaining internal controls and (2) preparing Workday’s consolidated financial statements. Workday’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for performing an independent audit of Workday’s consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of Workday’s internal control over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Workday’s financial statements.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2018 with Workday’s management and EY, as well as management’s assessment and EY’s evaluation of the effectiveness of Workday’s internal control over financial reporting as of January 31, 2018. The Audit Committee has also discussed with EY the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB.

The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence from Workday.

Based on our review and discussions with Workday’s management and EY, we recommended to the Board of Directors that the audited consolidated financial statements be included in Workday’s Annual Report on Form 10-K for fiscal 2018, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

A. George (Skip) Battle (Chairman)

Christa Davies

Michael M. McNamara

Lee J. Styslinger III

RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed under “Executive Compensation,” we describe below transactions for fiscal 2018 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our Class A common stock, or any immediate family member of, or person sharing the same household with, any of these individuals, had or will have a direct or indirect material interest. In addition, we are voluntarily disclosing certain transactions with David Duffield, our co-founder, Chairman, and a member of our Board of Directors, that are beneath the $120,000 disclosure threshold.

Stock Voting Agreement

Mr. Duffield and Mr. Bhusri, our co-founders, have entered into a stock voting agreement with each other and us. This agreement applies to all Class B common stock owned from time to time by our co-founders and each of their permitted transferees, which represents approximately 82% of the outstanding voting power of our capital stock.

Employee Members of our Board of Directors

During fiscal 2018, in addition to his role as a member of our Board of Directors, Mr. Stankey was employed by Workday and was paid aggregate compensation of $440,058, including base salary of $276,058 and bonus of $164,000.

Real Estate Leases

In fiscal 2018, we leased certain office space in Pleasanton, California under various lease agreements with NPC Holdings, LLC, an affiliate of Mr. Duffield, as set forth in the table below:

Location	Expiration	Base rent/ square foot as of 01/31/2018	Tenant improvement allowance received in FY18	Base rent paid in FY18
Building 6120	07/31/2025	$30.00-34.80	$—	$782,293
Building 6130	03/31/2023	25.80-29.13	—	2,417,416
Building 6140	02/09/2025	30.00-36.00	590,982	2,633,796
Building 6150	02/28/2025	29.40-32.40	340,455	930,825
Building 6160	05/31/2024	28.80-32.40	123,888	2,693,007

Total:			$1,055,325	$9,457,337

Relationship with Incline Alchemy, Inc.

As of March 8, 2018, Mr. Duffield was a creditor to and held approximately 21% of the outstanding capital stock of Incline Alchemy, Inc., a company majority-owned by Mr. Duffield’s son, Mike Duffield, a former employee of Workday. Incline Alchemy is part of a network of partners who provide implementation services for Workday’s customers. During fiscal 2018, Workday paid $173,062 to Incline Alchemy for the provision of professional services to Workday customers, and related expenses. Additionally, Incline Alchemy made payments to Workday in the amount of $134,897 during fiscal 2018 for training hours and tools, as well as fees paid to Workday for professional service hours.

Aircraft Reimbursement

In May 2012, we entered into an agreement with Mr. Duffield to reimburse him for the use of his aircraft for Workday business at a rate of twice the applicable fuel costs plus crew travel expenses. The agreement was amended in August 2017 to give Mr. Duffield the option to collect the lower of the reimbursement amount or the equivalent first class commercial airfare. The amount paid under this agreement in fiscal 2018 was $64,129.

Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors

Leah Wilmington, a daughter of W. Philip Wilmington, our Vice-Chairman, has been employed by us since June 2010. She currently serves as a Director, Presales. During fiscal 2018, Ms. Wilmington had total cash compensation, including base salary, bonus, sales commissions, and other compensation, of $249,038.

Christina Erickson, a sister-in-law to James J. Bozzini, our Chief Operating Officer and Executive Vice President of Customer Operations, has been employed by us since June 2015. She currently serves as Senior Customer Updates Analyst. During fiscal 2018, Ms. Erickson had total cash compensation, including base salary and bonus, of $139,461.

Lien Wolfe, a sister-in-law to Mr. Bozzini, has been employed by us since February 2015. She currently serves as Senior Director, Services Operations. During fiscal 2018, Ms. Wolfe had total cash compensation, including base salary, bonus, and other compensation, of $232,922.

The salary, bonus and commission levels of Ms. Wilmington, Ms. Erickson, and Ms. Wolfe were based on reference to internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our executive officers and directors. They also received equity awards on the same general terms and conditions as applicable to other employees in similar positions who were not related to our executive officers and directors.

Relationship with Aon, plc

Ms. Davies, one of our directors, is the Chief Financial Officer and Executive Vice President of Global Finance of Aon, plc. Aon is a customer of Workday and made payments to Workday of $8,048,251 in fiscal 2018.

Relationship with Flex, Ltd.

Mr. McNamara, one of our directors, is the Chief Executive Officer of Flex Ltd. Flex is a customer of Workday and made payments to Workday of $6,514,952 in fiscal 2018.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers.

Statement of Policy Regarding Related Party Transactions

We have adopted a written related party transactions policy which provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family member of the foregoing “related parties,” are not permitted to enter into a material related party transaction with us without the review, consideration and approval or ratification of the disinterested members of the Audit Committee. For this policy, a material related party transaction is defined as a transaction with a related party in which the amount involved exceeds $120,000, or contributions to affiliated charities above $50,000. In approving or rejecting any proposed related party transaction, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee in determining whether such transaction is fair to Workday and in the best interest of all of our stockholders, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related party’s interest in the transaction; the benefits that the transaction provides to us; and whether the transaction was undertaken in the ordinary course of business.

EXECUTIVE OFFICERS AND OTHER EXECUTIVE MANAGEMENT

The following table provides certain information about Workday’s executive officers and other executive management as of April 27, 2018.

Executive Officers:	Age	Current Position(s) with Workday
Aneel Bhusri	52	Co-founder, Chief Executive Officer and Director
James J. Bozzini	51	Chief Operating Officer and Executive Vice President of Customer Operations
Petros Dermetzis	56	Chief Products Officer
Chano Fernandez	48	Co-President
James P. Shaughnessy	62	Senior Vice President, General Counsel and Secretary
Robynne D. Sisco	52	Co-President and Chief Financial Officer

Other Executive Management:
Christine M. Cefalo	40	Chief Marketing Officer
Ashley D. Goldsmith	45	Chief People Officer
Joe Korngiebel	47	Chief Technology Officer
Leighanne Levensaler	44	Senior Vice President, Corporate Strategy and Managing Director and Co-Head of Workday Ventures
Diana McKenzie	53	Chief Information Officer
Mark S. Peek	59	Managing Director and Co-Head of Workday Ventures
W. Philip Wilmington	58	Vice-Chairman

Executive Officers

For information on the business background of Mr. Bhusri, see “Proposal No. 1—Election of Directors” above.

James J. Bozzini joined Workday in 2007 to lead our Services and Operations functions, and currently serves as Chief Operating Officer and Executive Vice President of Customer Operations. From 1999 to 2002, Mr. Bozzini served as Chief Operating Officer at Evolve Software, and between 1991 and 1999, he held a number of senior management positions at PeopleSoft, including Senior Vice President of Services. Mr. Bozzini received a bachelor’s degree in business administration from California State University, Chico.

Petros Dermetzis joined Workday in 2005 to lead our Development function, and currently serves as our Chief Products Officer. Mr. Dermetzis served as our Executive Vice President, Development from 2015 to 2017 and as Vice President, Development Services from 2007 to 2015. From 1993 to 2005, Mr. Dermetzis held a number of key development and international sales operations positions at PeopleSoft, most recently as General Manager and Group Vice President of Tools & Technology. Mr. Dermetzis received a bachelor’s degree in marketing engineering from Huddersfield University and a master’s degree in information management from Lancaster University in the United Kingdom.

Chano Fernandez joined Workday in 2014, and currently serves as Co-President. From February 2017 to February 2018, Mr. Fernandez served as Workday’s Executive Vice President, Global Field Operations. Until February 2017, he served as President, EMEA and APJ at Workday. From 2007 to 2013, Mr. Fernandez served as Senior Vice President and Head of Innovation Sales at SAP EMEA. From 2002 to 2007, Mr. Fernandez was vice president of EMEA sales at Infor, responsible for global and large accounts. Prior to that, Mr. Fernandez served as a founding partner and General Manager at Blue C, and as a senior consultant for McKinsey & Company. Mr. Fernandez received a bachelor’s degree in Physics from the University of Salamanca and a master’s degree in business administration from Instituto de Empresa.

James P. Shaughnessy joined Workday in August 2011 and has served as our Senior Vice President, General Counsel and Secretary since that date. From June 2007 to August 2011, Mr. Shaughnessy was Senior Vice President, Chief Administrative Officer and General Counsel of Orbitz Worldwide, Inc., a global online travel company. From 2005 to 2007, Mr. Shaughnessy served as Senior Vice President and General Counsel of Lenovo Group Ltd., in 2004 he served as Senior Vice President, General Counsel and Secretary of PeopleSoft, and prior to 2004 held senior legal positions with Hewlett-Packard Company, Compaq Computer Company and Digital Equipment Corporation. Mr. Shaughnessy received a bachelor’s degree in political science from Northern Michigan University, and a juris doctor degree and master’s degree in public policy from the University of Michigan.

Robynne D. Sisco joined Workday in August 2012 and has served as Co-President and Chief Financial Officer since February 2018. Ms. Sisco served as our Chief Accounting Officer from 2012 until her appointment as Workday’s Chief

Financial Officer in April 2016. From June 2009 to August 2012, Ms. Sisco served as Chief Accounting Officer and Corporate Controller at VMWare, a global virtual infrastructure software provider. Ms. Sisco also previously served as Senior Vice President and Chief Accounting Officer at VeriSign, held senior finance positions at Oracle, Visa, General Electric, and Ford, and currently serves on one private company board. Ms. Sisco received a bachelor’s degree in economics from Claremont McKenna College and a master’s degree in finance from Golden Gate University.

Other Executive Management

Christine M. Cefalo joined Workday in 2008, and currently serves as Chief Marketing Officer. Since joining Workday, Ms. Cefalo has served in a variety of marketing and communications leadership positions, including Vice President of Corporate Communications and Senior Vice President of Marketing. Prior to joining Workday, Ms. Cefalo served as a technology practice leader for global communications firm Porter Novelli, and founded her own public relations consultancy. Ms. Cefalo also spent five years on the public relations team at PeopleSoft. Ms. Cefalo received a bachelor’s degree in journalism from California State University, Chico.

Ashley D. Goldsmith joined Workday in 2013 and serves as our Chief People Officer. From September 2010 to August 2013, Ms. Goldsmith served as Chief Human Resources Officer (“CHRO”) and Executive Vice President at Polycom, Inc., a standards-based unified communication and collaboration company. From 2008 to 2010, Ms. Goldsmith was Senior Vice President of Human Resources, Corporate Communications, and Environmental Health and Safety for the Tissue Diagnostics Division of F. Hoffmann-La Roche AG, a global healthcare company. Ms. Goldsmith has also served as CHRO at Ventana Medical Systems from 2007 to 2008, and held a number of human resources roles at The Home Depot from 1995 to 2007, including Vice President of Human Resources. Ms. Goldsmith received a bachelor’s degree in psychology from Vanderbilt University, a master’s degree in business administration from the Kellogg School of Management at Northwestern University, and a master’s degree in human resource development from Georgia State University.

Joe Korngiebel joined Workday in 2006 and currently serves as our Chief Technology Officer. Since joining Workday, Mr. Korngiebel has served in various leadership roles, including Senior Vice President of Experience Technology and Design, Vice President of Mobile Apps & Innovation, and Director of Web Services Strategy & Engineering. Mr. Korngiebel founded Workday Labs, the company’s center for research and innovation, and has spent more than 20 years within enterprise technology and development. Mr. Korngiebel received a bachelor’s degree in mathematics from California Polytechnic State University, San Luis Obispo.

Leighanne Levensaler joined Workday in 2009 and currently serves as our Senior Vice President of Corporate Strategy, and as Managing Director and Co-Head for Workday Ventures. Since joining Workday, Ms. Levensaler has served in a variety of product and strategy leadership positions, including Vice President of Product Management, Vice President of Product Strategy, and Vice President of Human Capital Management Product Strategy. Prior to joining Workday, Ms. Levensaler served as Principal Analyst and Director of Talent Management Research at Bersin & Associates. Ms. Levensaler is a director and advisory board member of several private companies and foundations, and has over 20 years of experience and expertise in technology and business. Ms. Levensaler received a master’s degree in human resource development from Georgia State University and a bachelor’s degree in education from Clemson University.

Diana McKenzie joined Workday in 2016 and serves as our Chief Information Officer (“CIO”). Ms. McKenzie served as Senior Vice President and CIO at Amgen, a biopharmaceutical company, from 2010 to 2016, as Vice President, Information Systems, from 2007 to 2010, and as Executive Director, Information Systems from 2004 to 2007. From 1987 to 2004, Ms. McKenzie served in a variety of IT leadership roles at Eli Lilly and Company, a pharmaceutical company. Diana received a bachelor’s degree in computer information systems from Purdue University.

Mark S. Peek is Managing Director and Co-Head of Workday Ventures. Mr. Peek served as our Co-President from June 2015 to January 2018, as our Chief Financial Officer from June 2012 to April 2016, and as a director of Workday from December 2011 to June 2012. Mr. Peek served as the Chief Financial Officer and Co-President, Business Operations of VMware, Inc., a global virtual infrastructure software provider, from January 2011 to May 2012, and as Chief Financial Officer from April 2007 to January 2011. From 2000 to 2007, Mr. Peek was Senior Vice President and Chief Accounting Officer at Amazon.com, Inc., an online retail company. Prior to joining Amazon, Mr. Peek spent 19 years at Deloitte & Touche LLP, the last 10 years as a partner. Mr. Peek has served as a member of the board of directors of Trimble, an advanced positioning systems company, since March 2010. Mr. Peek received a bachelor’s degree in accounting and business administration from Minnesota State University.

W. Philip Wilmington is Vice-Chairman of Workday. Mr. Wilmington joined Workday in February 2015 as Executive Vice President Field Operations, and served as our Co-President from June 2015 until his appointment to Vice-Chairman in

2018. From September 2012 to January 2015, Mr. Wilmington was the President and Chief Operating Officer of Tidemark Systems, Inc., a provider of corporate performance management software for planning, budgeting, forecasting, and analytics. Mr. Wilmington also served as the Chief Executive Officer of OutlookSoft from 2005 to 2007, as Co-President at PeopleSoft from October 2004 to December 2004, and previously held senior leadership positions at TriNet and Tesseract Software. Mr. Wilmington received a bachelor’s degree in marketing from Bradley University, and currently serves on Bradley University’s Board of Trustees.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal 2018 for:

•	Aneel Bhusri, our Chief Executive Officer and Director;

•	James J. Bozzini, our Chief Operating Officer and Executive Vice President of Customer Operations;

•	Mark S. Peek, our former Co-President;

•	Robynne D. Sisco, our Co-President and Chief Financial Officer; and

•	W. Philip Wilmington, our former Co-President.

We refer to these former and current executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our NEOs. The material terms of the compensation provided to our NEOs for fiscal 2018 is described in this section and set forth in more detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narrative discussions relating to those tables. This section also discusses our executive compensation philosophy, objectives, and design; how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our executive team, including our NEOs, during fiscal 2018; the role of Semler Brossy, our outside compensation consultant for executive compensation decisions for fiscal 2018; and the peer companies used in evaluating executive officer compensation.

Executive Summary

Fiscal 2018 Financial and Business Highlights

We provide enterprise cloud applications for financial management, human capital management, and analytics. We offer Workday applications to our customers on an enterprise-wide subscription basis, typically with contract terms of three years or longer and with subscription fees largely based on the size of the customer’s workforce.

In fiscal 2018, we achieved significant financial and operational results:

•	We increased our revenues from $1.57 billion in fiscal 2017 to $2.14 billion in fiscal 2018;

•	We increased our operating cash flows from $351 million in fiscal 2017 to $466 million in fiscal 2018;

•

We issued two new updates to the Workday platform with hundreds of new features, unveiled Workday Prism Analytics, and announced the availability of Workday Benchmarking, the first offering delivered on Workday Data-as-a-Service;

•

We announced our intent to open the Workday Cloud Platform, equipping customers and, eventually, a broader ecosystem of partners, independent software vendor, and developers with a Platform-as-a-Service offering to build custom extensions and applications for customers’ business needs;

•	We achieved a 98% customer satisfaction rating; and

•

We were named a top workplace in the large company category of the “Best Places to Work in the Bay Area” media survey and by the Bay Area News Group in 2017, made Fortune’s list of “Best Workplaces in Technology” and ranked #7 in Fortune’s list of “100 Best Companies to Work For” in 2018, and were also named a top workplace by Great Place to Work magazine in several categories, including one of the “Best Large Workplaces in Europe” in 2017.

Executive Compensation Philosophy, Objectives, and Design

Philosophy

We operate in a highly competitive and rapidly evolving market, and we expect competition among companies in our market to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize, and retain talented individuals in the areas of product development, sales, marketing, services, and general and administrative functions. The market for skilled personnel in the software industry is very competitive. Our compensation philosophy is designed to establish and maintain a compensation program that attracts and rewards talented individuals who possess the skills necessary to support our near-term objectives and create long-term value for our stockholders, expand our business, and assist in the achievement of our strategic goals.

In fiscal 2018, our Compensation Committee reviewed and assessed our compensation philosophy, which is intended to promote Workday’s core values. The Compensation Committee believes that a great work environment, substantial employee ownership, and meaningful pay and benefits support a winning team, company, and workplace. We believe that the compensation of our executive officers and employees should reflect our performance as an organization, and their performance as individuals. Further, our compensation is designed to be focused on ownership, innovation, and results, and to be fair and flexible. Accordingly, key elements of our total rewards philosophy include the following:

Focus on ownership: We believe that all of our employees should share in the ownership of Workday. Therefore, equity compensation is a larger part of total rewards than the market norm, which we believe best aligns the interests of our employees with our stockholders. Likewise, we place less focus on cash compensation relative to our peer groups in favor of equity-based incentive compensation.

Focus on innovation and performance: We reward performance, while recognizing market-based differences between functions. The development of great products is the life-blood of the company, and the compensation structure for product developers is weighted toward long-term compensation in support of longer-term objectives. In contrast, sales compensation is weighted toward variable short-term compensation in accordance with market practices and to promote revenue growth.

Fair and flexible: The Compensation Committee recognizes the importance of providing fair rewards for employee contributions. We seek to provide target total direct compensation (base salary, bonus, and equity) that is at or above market norms, and to provide parity and consistency within functions. We also believe in adhering to budgets, ensuring transparency, and promoting understanding of our compensation philosophy and practices by employees, while at the same time retaining the flexibility needed to promote employee acquisition and retention.

WHAT WE DO	WHAT WE DO NOT DO

Pay for Performance: We link pay to performance by heavily weighting total compensation to long-term equity awards that align executive interests with the interests of our stockholders.	No Single Trigger Acceleration: We do not provide for single trigger acceleration following a change of control.

Independent Compensation Advisor: The Compensation Committee selects and engages its own independent advisors.	No Special Perquisites: We do not provide special perquisites for executives.

Thoughtful Peer Group Analysis: The Compensation Committee reviews external market data when making compensation decisions and annually reviews our peer groups with its independent compensation consultant.	No Hedging in Company Securities: Executives, directors and all employees are prohibited from engaging in any hedging transaction with respect to company equity securities.

Thorough Compensation Risk Assessment: The Compensation Committee conducts an annual assessment of our executive and broad-based compensation programs to promote prudent risk management.	No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses.

Compensation Committee Independence and Experience: The Compensation Committee is comprised solely of independent directors who have extensive relevant experience.	No Discounted Options / SARs: We do not provide discounted stock options or SARs.

Stock Ownership Guidelines: Executives and directors are subject to stock ownership guidelines equal to a multiple of their respective annual base salaries (5x for CEO and 3x for other executive officers) or a set dollar amount for members of our Board of Directors ($600,000).	No Tax Gross-Ups: We do not provide tax gross-ups for “excess parachute payments.”

Clawback Policy: Our clawback policy provides that our Board may require the forfeiture, recovery or reimbursement of incentive-based compensation from an executive officer in the event the officer’s fraud results in a restatement of Workday’s financial results.

Objectives

Consistent with our compensation philosophy, the primary goals of our executive compensation programs are to:

•	Provide competitive compensation to recruit, retain, and motivate top talent;

•	Align the interests of our executive officers and stockholders through the use of equity awards; and

•	Motivate and reward behavior consistent with our goals and performance objectives.

The Compensation Committee reviews our compensation structure at least annually, and more frequently as needed to focus on different business objectives.

Design

Our executive compensation program has been weighted more heavily towards equity. The Compensation Committee believes that compensation in the form of equity helps to align the interests of our executive officers with the long-term interests of our stockholders by driving achievement of our strategic and financial goals. We use RSUs as our primary equity vehicle for our executive officers, including our NEOs. We believe that RSU awards both align the interests of employees with stockholders and provide a longer-term focus through a multi-year vesting schedule, while managing dilution to existing investors and providing greater predictability to our executive officers in the value of their compensation. To maintain a competitive compensation program, we also offer cash compensation in the form of base salaries and, other than for our CEO, semi-annual cash bonuses, resulting in total cash compensation for our executive officers that historically has been low relative to companies in our peer groups. We do not benchmark to specific percentiles for any element of our compensation program, but instead use the peer group information for general guidance.

During fiscal 2018, our Compensation Committee, with the assistance of its compensation consultant, Semler Brossy, reviewed our executive compensation, including base salaries, bonuses, equity awards, and benefit programs, to continue to align our compensation program with stockholder interests and provide appropriate rewards and incentives for our executive officers.

Our Compensation-Setting Process

Pursuant to its charter and in accordance with Nasdaq rules, the Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. Our Compensation Committee seeks input and receives recommendations from members of our executive management team when discussing the performance and compensation of other executive officers, and in determining the financial and accounting implications of our compensation programs and hiring decisions. The Compensation Committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general compensation programs. For additional information on the Compensation Committee, see “Committees of the Board of Directors—Compensation Committee” elsewhere in this proxy statement.

The initial compensation arrangements with our executive officers other than our CEO were the result of arm’s-length negotiations between us and each individual executive officer at the time of his or her hire or appointment. In fiscal 2018, the Compensation Committee and our Board of Directors considered numerous factors in determining whether to make adjustments to the cash and equity compensation of our executive officers, including our NEOs. The Compensation Committee and our Board of Directors reviewed the performance of our executive officers, taking into consideration financial, operational, customer, strategic, product, and competitive factors, as well as the succession planning objectives for our various executive officer positions. The Compensation Committee and our Board of Directors also reviewed a study by Semler Brossy regarding the compensation of executives at the companies in our compensation peer groups. As noted above, we do not benchmark the compensation levels of our executive officers to our peer companies but we do review and consider the peer group information among various other factors in making compensation decisions. Except with respect to our CEO’s compensation, our CEO made recommendations to the Compensation Committee regarding the compensation for our executive officers, which was also taken into account by the Compensation Committee in making its decisions regarding executive compensation. Our CEO was not present for the discussions of our Board of Directors regarding his performance and compensation. Following deliberation, the Compensation Committee approved the cash compensation to be paid to our NEOs and granted RSU awards to our NEOs, each as described below and in the Summary Compensation Table.

2017 Stockholder Advisory Vote on Executive Compensation

At our Annual Meeting of Stockholders in June 2017, we conducted a stockholder advisory vote on the compensation of our NEOs (commonly known as a “Say-on-Pay” vote). Our stockholders approved the fiscal 2017 compensation of our NEOs, with approximately 99.3% of the votes cast in favor of our Say-on-Pay proposal.

The Compensation Committee considers the results of the Say-on-Pay vote on our executive compensation program as part of its annual executive compensation review, which generally takes place in the spring. Following our 2017 Annual Meeting of Stockholders, the Compensation Committee reviewed the results of the Say-on-Pay vote, and concluded that our executive compensation program was operating as anticipated. Consequently, the Compensation Committee did not make any significant changes to our executive compensation program based on its review of the voting results.

Following a stockholder vote, our Board of Directors adopted a policy providing for annual Say-on-Pay votes. Our Board of Directors values the opinions of our stockholders and the Compensation Committee will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our NEOs.

Role of Management

The role of management is to design our executive compensation programs, policies, and governance and make recommendations to the Compensation Committee regarding these matters. In this respect, management reviews the effectiveness of our compensation programs, including competitiveness and alignment with Workday’s objectives. Management also recommends changes to our compensation programs to best ensure achievement of program objectives, and reviews and makes recommendations with respect to the adoption and approval of, or amendments to, company-wide incentive compensation plans. Our CEO makes compensation recommendations to the Compensation Committee with respect to base salaries, bonuses, and other awards for our executive officers, including our NEOs other than the CEO.

Role of the Compensation Consultant

The Compensation Committee retained Semler Brossy to advise on our fiscal 2018 executive compensation programs and practices and our executive compensation decisions given Semler Brossy’s expertise in the technology industry and its knowledge of our peer companies. During fiscal 2018, Semler Brossy provided the following services as requested by the Compensation Committee:

•	Assisted in the development of the compensation peer groups we used to understand market competitive compensation practices;

•

Reviewed and assessed our compensation practices and the cash and equity compensation levels of our executive officers (including an equity retention analysis and change in control analysis), including our NEOs, and also for members of our Board of Directors;

•

Reviewed and assessed our current compensation programs to determine any changes that may need to be implemented in order to remain competitive with the market, as well as conducting an equity burn rate and overhang analysis;

•	Reviewed and assessed our current severance and change in control benefits against peer practices; and

•	Advised on regulatory developments relating to executive compensation, and collaborated on the risk assessment relating to employee compensation.

All other analyses related to executive compensation for fiscal 2018 were conducted internally. Internal analyses included gathering and analyzing data, and reviewing and advising on principal aspects of executive compensation. Base salaries, equity awards, and bonuses for our executive officers were among the items reviewed based on market data provided by Semler Brossy.

During fiscal 2018, the Compensation Committee reviewed the fees provided to Semler Brossy relative to Semler Brossy’s revenues, the services provided by Semler Brossy to the Compensation Committee, any relationships between Semler Brossy and its consultants and our executive officers, any stock ownership of Workday by Semler Brossy, and other factors relating to Semler Brossy’s independence, and concluded that Semler Brossy is independent within the meaning of the listing standards of the Nasdaq Stock Market and that its engagement did not present any conflict of interest. The Compensation Committee has retained Semler Brossy to advise on our executive compensation programs and practices for the fiscal year ending January 31, 2019.

Compensation Peer Group

In January 2017, with the assistance of Semler Brossy, our Compensation Committee reviewed our primary compensation peer group. The compensation peer group was generally developed from companies with a focus on applications software, systems software, or internet software, with revenues of 0.4 to 2.5 times our annual revenues, and at least a 3.5 ratio of market capitalization to revenues, and then further refined by targeting companies with similar business characteristics, such as those focused on cloud applications or enterprise software or those with a focus on innovation and research and development. We also generally sought to include companies with revenue growth of greater than 15% where possible.

Our primary compensation peer group for fiscal 2018 consisted of the following companies:

Akamai Technologies, Inc.	Palo Alto Networks, Inc.
Arista Networks, Inc.	Red Hat, Inc.
athenahealth, Inc.	ServiceNow, Inc.
Autodesk, Inc.	Splunk, Inc.
Cadence Design Systems, Inc.*	Synopsys, Inc.
Citrix Systems, Inc.	Symantec Corporation*
Fortinet, Inc.	Tableau Software
LinkedIn Corporation	The Ultimate Software Group, Inc.
NetSuite, Inc.

*	Added to the compensation peer group for fiscal 2018

The Compensation Committee eliminated Twitter and VeriSign from the fiscal 2018 peer group as they did not meet one or more of the criteria discussed above or were otherwise not considered to be meaningful comparison points based on geographic scope or business focus and strategy. However, Twitter was added to the supplemental list of reference companies described below.

While the Compensation Committee and our Board of Directors consider the compensation levels of the executives at the companies in our primary compensation peer group to provide a general understanding of market practices among similar companies, we do not benchmark or specifically set compensation levels based on the percentile levels reflected by the compensation peer group.

In addition, with the assistance of Semler Brossy, our Compensation Committee developed a supplemental set of reference companies. The reference companies are companies that we may compete with for executive talent, as well as companies we consider to be market leaders in developing competitive compensation practices within the technology industry. We did not limit ourselves to a specific set of criteria for their selection and instead the group was determined based on input from management and the Compensation Committee from companies they considered important for understanding practices, trends, and overall executive compensation levels at technology companies. Some companies are in both the primary peer group and this reference group because they were determined to be appropriate for the objectives of each group.

The reference companies for fiscal 2018 consisted of the following companies:

Akamai Technologies, Inc.	Palo Alto Networks, Inc.
Activision Blizzard, Inc.	PayPal Holdings Inc.
Adobe Systems Incorporated	Red Hat, Inc.
Autodesk, Inc.	Salesforce.com, Inc.
Cerner Corporation	ServiceNow, Inc.
Citrix Systems, Inc.	Symantec Corporation
Electronic Arts Inc.	Twitter, Inc.
Intuit, Inc.	VMware, Inc.
LinkedIn Corporation

Elements of Our Executive Compensation Program

The key elements of our executive compensation program include base salary, semi-annual cash bonuses, equity-based awards, and health and welfare programs. Except with respect to target semi-annual cash bonuses, which typically are expressed as a pre-determined percentage of each executive officer’s base salary, we do not use specific formulas or weightings in determining the allocation of the various pay elements. Rather, each executive officer’s compensation has been designed to provide a combination of pay elements that are tied to achievement of our short-term and long-term financial and operational objectives. In particular, we believe our use of RSU awards, which generally vest over four years, promotes a culture of long-term value creation, while cash bonuses payable based upon semi-annual performance drive toward achievement of near-term objectives.

In fiscal 2018, the Compensation Committee conducted its regular annual review of our executive compensation program, including an evaluation of competitive market practices; conducted annual performance reviews for our executive officers; made adjustments to our executive officers’ base salaries and target annual bonus opportunities; and made annual equity awards. Following deliberation and consideration of the factors discussed below, our Board of Directors and Compensation Committee determined that equity awards should continue to be a significant portion of executive compensation, and that cash compensation (including base salary and bonuses) should remain lower relative to market norms.

Base Salary

We offer base salaries that are intended to provide a stable level of fixed compensation to our executive officers, including our NEOs, for performance of their day-to-day responsibilities. Our CEO received a base salary of $33,280 per year upon the commencement of his employment, which was increased to $65,000 effective January 8, 2017. The increase was a result of Mr. Bhusri’s salary being tied to regulatory minimums which began increasing in calendar year 2017. The base salary of each of the NEOs other than our CEO was established as the result of arm’s-length negotiation with the individual at the time of his or her initial hiring or appointment. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted or required. For fiscal 2018, the Compensation Committee reviewed the base salaries of our NEOs, after considering a compensation analysis performed by Semler Brossy, and maintained their annual base salaries at current levels, with the exception of a $50,000 increase in Mr. Bozzini’s base salary and a $50,000 increase in Ms. Sisco’s base salary, both of which were made in recognition of increased responsibilities in their respective roles.

The base salaries paid to our NEOs during fiscal 2018 are set forth in the Summary Compensation Table below.

Annual Cash Bonuses

Historically, our CEO has not participated in a cash bonus plan. Our executive officers other than the CEO are eligible to participate in a semi-annual cash bonus plan available to key employees. The target annual bonus opportunity of each of the NEOs other than the CEO is equal to 50% of his or her base salary, other than Mr. Wilmington, whose target bonus is 100% of his base salary. Because of our emphasis on equity-based compensation, annual bonuses are not intended to constitute a material amount of the total compensation for our NEOs. The performance objectives for our executive officers do not have specific targets associated with them, and our Compensation Committee has complete discretion to determine the amount of bonus for each performance period.

The NEOs’ discretionary performance objectives for payment under the semi-annual cash bonus plan for fiscal 2018 generally included: 1) performance relative to their individual and organizational goals; 2) contributions to achievement of corporate goals; 3) contributions to achievement of financial goals; and 4) evaluation of their leadership. The Compensation Committee reviewed the performance of the company and the individual NEOs, and determined that the performance objectives had been met or exceeded. Therefore, a total of $425,000 in discretionary bonuses was paid to the NEOs (other than the CEO) for the first half of fiscal 2018, representing approximately 108% of their collective target bonus for the first half of fiscal 2018, and a total of $527,000 in discretionary bonuses was paid to the NEOs (other than the CEO) for the second half of fiscal 2018, representing approximately 109% of their collective target bonus for the second half of fiscal 2018.

For Mr. Bozzini, factors considered by the Compensation Committee in determining his bonus amounts included his broad leadership as our Chief Operating Officer, as well as his role in our achievement of significant revenue growth and a 98% customer satisfaction rating. For Mr. Peek, factors considered by the Compensation Committee in determining his bonus amounts included his leadership of our finance, investor relations, information technology and real estate functions, as well as his sales support of large enterprise and education and government Workday financials customers and prospects. For Ms. Sisco, factors considered by the Compensation Committee in determining her bonus amounts included leadership of our global finance function, sales support of Workday financials customers and prospects, and successful adoption of ASC Topic 606. For Mr. Wilmington, factors considered by the Compensation Committee in determining his bonus amounts included his leadership of our global sales, services, and product marketing functions, as well as his support of numerous successful large enterprise transactions and significant revenue growth.

The discretionary bonuses paid to our NEOs for fiscal 2018 are set forth in the Summary Compensation Table below.

Equity-Based Awards

The majority of the target total direct compensation of our executive officers, including our NEOs, is provided through equity awards. By having a significant percentage of our executive officers’ target total direct compensation payable in the form of equity that vests over a number of years and, thus, subject to higher risk and longer vesting than cash compensation, our executive officers are motivated to take actions that will benefit Workday and its stockholders over the long term.

We make annual equity grants to our executive officers in order to align their interests with those of our stockholders and ensure appropriate incentives are in place to promote a focus on our long-term strategic and financial objectives. The sizes of these awards are not determined based on a specific formula, but rather through the exercise of the Compensation Committee’s judgment after considering the individual performance of each of the executive officers, including financial, operational, customer, strategic, product and competitive factors, the recommendations of our CEO (except with respect to his awards), the appropriate level of compensation for the position given the scope of responsibility, the need to hire or retain an individual in a particular position, the current unvested equity held by such individuals and related vesting schedules, the level of each executive officer’s total target cash compensation (base salary plus target cash bonus opportunity), and the perceived retentive value of the proposed awards. For the CEO, executive leadership factors were also considered. In addition, the Compensation Committee reviews and considers the equity awards granted to the executives at the companies in the compensation peer groups, although it does not specifically benchmark to those companies.

As noted above, our equity awards generally take the form of time-based RSU awards with a four-year vesting schedule. The Compensation Committee believes that these RSU awards serve as an effective retention tool for our executive officers, because unvested awards are generally forfeited if an executive officer voluntarily leaves us before the awards have vested. Additionally, the Compensation Committee believes that time-based RSU awards encourage completion of our long-term objectives.

The RSU awards granted to our NEOs in fiscal 2018 were as follows:

Named Executive Officer	Number of Shares Subject to RSU Award(1)	Grant Date Fair Value of RSU Award(2)
Aneel Bhusri	108,494	$9,070,098
James J. Bozzini	66,302	5,542,847
Mark S. Peek	72,329	6,046,704
Robynne D. Sisco	54,247	4,535,049
W. Philip Wilmington	66,302	5,542,847

(1)

The RSU awards are subject to vesting based on continued service over four years, with one-fourth of such awards vesting one year from April 15, 2017, after which the awards vest in equal installments over the next 12 quarters.

(2)

The amounts reported are computed in accordance with ASC Topic 718 based on the closing price of our Class A common stock on the date of grant. These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

In making these awards, the Compensation Committee reviewed the size and vesting schedule for the remaining unvested portion of all outstanding equity awards held by our executive officers, including our NEOs, and agreed that the existing equity awards, together with the fiscal 2018 equity grants, appropriately incentivized our executives and satisfied our retention goals for the near-term future for each individual.

Benefits Programs

Our employee benefit programs, including our 401(k) plan, employee stock purchase plan, and health and welfare programs, including health savings accounts and flexible spending arrangements, are designed to provide a competitive level of benefits to our employees generally, including our executive officers and their families, including spouses, qualifying domestic partners and children. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our executive officers are eligible to participate in the same employee benefit plans and programs, and on the same terms and conditions, as all other U.S. full-time employees.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites to our executive team. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits for executives will be subject to review and approval by the Compensation Committee.

Post-Employment Compensation

We have a change in control policy applicable to our executive officers and certain other employees which provides for severance payments and benefits in the event of a qualifying termination of employment following a change in control of Workday. In addition, certain of our executive officers have post-employment compensation arrangements. The Compensation Committee determined that these arrangements and policy were both competitively reasonable and necessary to recruit and retain key executives. The material terms of these post-employment payments to our NEOs are set forth in “Potential Payments upon Termination or Change in Control” below. We do not provide for single trigger acceleration following a Change of Control and do not provide tax gross-ups for “excess parachute payments.”

Other Compensation Policies

Executive Officer Recoupment Policy

The Compensation Committee has adopted a policy that provides for the recovery of all or any portion of an executive officer’s incentive-based compensation in the event that we restate our financial results as a result of fraud by such executive officer, and the compensation earned by the executive officer was based on achieving financial results in excess of what could have been earned by the executive officer based on the restated financial results, in all cases as determined by the Board of Directors. The recovery period extends up to three years prior to the date of the restatement, for periods after the effective date of the policy.

Equity Awards Grant Policy

The Compensation Committee has adopted a policy governing equity awards that are granted to our executive officers and employees and members of our Board of Directors. This policy provides that equity awards will be granted either by our Board of Directors or the Compensation Committee at a meeting or by unanimous written consent, subject to equity award guidelines adopted by our Board of Directors, and provides that the CEO, Chairman of the Board, either Co-President or CFO may make awards to non-executive employees within prescribed limits. Generally, new hire awards will be effective on the 15th day of the month following commencement of employment, promotion and discretionary awards will be effective on the 15th day of March, April, June, September, or December, and refresh awards will be effective on the 15th day of April in connection with our annual review cycle, in each case unless otherwise approved by our Board of Directors or the Compensation Committee. The exercise price of all stock options and SARs must be equal to or greater than the fair market value of our common stock, as defined in the 2012 Equity Incentive Plan, on the date of grant.

Derivatives Trading and Hedging Policy

Our Policy on Trading in Securities prohibits the trading of derivatives or the hedging of our equity securities by our employees, including our executive officers and members of our Board of Directors.

Policy regarding 10b5-1 Plans for Directors and Executive Officers

Generally, our Policy on Trading in Securities requires our executive officers and members of our Board of Directors to adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities which they beneficially own, and provides that such individuals may not trade in our equity securities during “blackout” periods.

Stock Ownership Guidelines

We maintain Stock Ownership Guidelines that require our CEO to own and hold shares of our stock with a value that is at least equal to the greater of five times his annual base salary or $600,000, our other executive officers to own and hold shares of our stock with a value equal to or greater than three times their annual base salaries, and members of our Board of Directors to own and hold shares of our stock with a value equal to or greater than $600,000. This ownership requirement may be satisfied by ownership of shares of either our Class A or Class B common stock, vested RSUs, and any other shares of our equity securities held by affiliates or family members in which the individual holds a beneficial interest.

Compensation Policies and Practices as they Relate to Risk Management

The Compensation Committee has reviewed our executive and employee compensation programs, and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the Compensation Committee’s determination include the following:

•

We structure our compensation program to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) components of our compensation programs are designed to reward both short-term and long-term company performance, which we believe discourages employees from taking actions that focus only on our short-term success and helps align our employees with our stockholders and on our longer-term success. Our RSUs have time-based vesting, generally over a period of four years.

•

We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.

•

While we do not cap the cash incentive award for our sales incentive plan to provide maximum incentive for our sales force to meet and exceed their revenue objectives, we do maintain internal controls over the determination of sales incentive awards which we believe help prevent problematic behaviors.

•	Our employees of Workday are required to comply with our Code of Conduct, which covers, among other things, accuracy in keeping financial and business records.

•

The Compensation Committee approves the employee annual and new hire equity award guidelines as well as the overall annual equity pool. Any recommended equity awards outside these guidelines require approval by the Compensation Committee. We believe that this helps ensure we grant equity compensation appropriately and in a sustainable manner.

•	A significant portion of the compensation paid to our executive officers and the members of our Board of Directors is in the form of RSUs, to align their interests with the interests of stockholders.

•	We maintain Stock Ownership Guidelines for our executive officers and the members of the Board of Directors to ensure that they retain specified levels of equity in Workday.

•

As part of our Policy on Trading in Securities, we prohibit hedging transactions involving our securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.

•

Our Board of Directors has adopted an Executive Officer Recoupment Policy providing that it may require reimbursement or forfeiture of all or a portion of any cash compensation that was paid to an executive officer based on financial results if a restatement of those results is required and it determines that fraud on the part of the executive officer contributed to the need for the restatement.

Tax and Accounting Considerations

Limitation on Deductibility of Executive Compensation

We do not require executive compensation to be tax deductible to Workday, but instead balance the cost and benefits of tax deductibility to correspond with our executive compensation goals. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a publicly held corporation for compensation in excess of $1,000,000 paid in any taxable year to certain of its executive officers.

Recent tax reform changes have limited or eliminated certain exemptions to the Section 162(m) deductibility limit which were previously available for “qualified performance-based compensation,” including stock option grants and performance-based RSUs. As a result, any compensation paid to certain of our executive officers in excess of $1,000,000 will be non-deductible unless such compensation was previously exempt and is payable pursuant to a binding arrangement in effect on November 2, 2017. We believe it is likely that compensation expense incurred from the majority of our cash compensation and upon the exercise of stock options granted prior to November 2, 2017, as well as time-based RSUs granted prior to April 1, 2015 pursuant to applicable transition rules, will continue to be deductible in future years. However, because the tax reform changes are complex and in part, unsettled, deductibility is not certain. All other compensation paid to such executive officers in excess of $1,000,000, including cash compensation and both time and performance-based equity awards will likely be non-deductible in future years.

We expect that the Compensation Committee will continue to seek to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote stockholder interests, retaining discretion to approve compensation that is non-deductible when it believes that such payments are appropriate to attract and retain executive talent. As a result, we expect that a significant portion of future cash and equity payments to our executive officers may not be tax deductible under Section 162(m).

No Tax Reimbursement of Parachute Payments and Deferred Compensation

We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2018 and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement.

Accounting Treatment

We account for stock compensation in accordance with the authoritative guidance set forth in ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options, RSU awards and shares acquired through our Employee Stock Purchase Plan (“ESPP”), over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the four-year or five-year vesting period of the award). We estimate the fair value of stock options and shares acquired through our ESPP using the Black-Scholes option pricing model. This calculation is performed for accounting purposes and reported in the compensation tables below.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in Workday’s Annual Report on Form 10-K for fiscal 2018 and included in this proxy statement.

Submitted by the Compensation Committee of our Board of Directors:

George J. Still, Jr. (Chairman)

A. George (Skip) Battle

Jerry Yang

SUMMARY COMPENSATION TABLE

The following table provides information concerning all plan and non-plan compensation earned by each of our NEOs during the fiscal years ended January 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)(3)	All Other Compensation(4)	Total
Aneel Bhusri	2018	$65,250	$—	$9,070,098	$9,771	$9,145,119
Chief Executive Officer	2017	36,250	—	2,163,379	983	2,200,612
	2016	32,555	—	9,224,245	500	9,257,300

James J. Bozzini	2018	238,846	142,000	5,542,847	20,252	5,943,945
Chief Operating Officer and Executive Vice President of Customer Operations	2017	205,385	93,500	4,326,759	15,460	4,641,104
	2016	195,641	98,250	4,099,665	2,411	4,395,967

Mark S. Peek(5)	2018	276,058	164,000	6,046,704	4,635	6,491,397
Managing Director and Co-Head of Workday Ventures	2017	282,404	128,438	7,436,621	2,500	7,849,963
	2016	269,007	135,750	8,138,747	—	8,543,504

Robynne D. Sisco	2018	295,769	171,000	4,535,049	30,808	5,032,626
Co-President and Chief Financial Officer	2017	245,673	100,834	3,303,936	152,301	3,802,744

W. Philip Wilmington(5)	2018	401,539	475,000	5,542,847	14,673	6,434,059
Vice-Chairman	2017	410,769	370,000	10,816,896	10,764	11,608,429
	2016	293,365	265,144	20,310,386	4,280	20,873,175

(1)	For all NEOs, reported amounts reflect payment of bonuses pursuant to the executive bonus program.
(2)

The amounts reported for fiscal 2018 and fiscal 2016 are computed in accordance with ASC Topic 718 based on the closing price of our Class A common stock on the date of grant. These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

(3)

The amounts reported for fiscal 2017 consist of RSU awards and performance awards, computed in accordance with the aggregate grant date fair value of the awards assuming they were earned in full and without regards to forfeitures as computed in accordance with ASC Topic 718, which in the case of performance awards, is the same as the maximum potential value of these awards. Based on failure to meet one of the fiscal 2017 performance goals, the performance awards were cancelled effective March 28, 2017 and therefore no economic value was ultimately realized by the NEOs from these awards.

(4)	Amounts shown in this column are detailed in the chart below for fiscal 2018:

Name	Company Funded 401(k) Match	Executive Attendance at Company Events	Guest Attendance at Company Events	Income Tax Gross-Up(i)	Company Charitable Contribution Match	Other
Aneel Bhusri	$2,063	$3,686	$—	$4,022	$—	$—
James J. Bozzini	3,577	4,721	2,775	8,179	1,000	—
Mark S. Peek	3,635	—	—	—	1,000	—
Robynne D. Sisco	3,577	—	—	—	—	27,231	(ii)
W. Philip Wilmington	—	7,791	—	6,882	—	—

(i)	Represents income tax gross-up paid in respect of attendance at company sponsored events.
(ii)	Represents a tax equalization payment, plus the costs of tax consultation and preparation services in connection with Ms. Sisco’s service in the EMEA region.

(5)	Prior to February 1, 2018, Messrs. Peek and Wilmington served as Workday’s Co-Presidents.

Grants of Plan-Based Awards in Fiscal 2018

The following table provides information regarding grants of incentive plan-based awards made to each of our NEOs during fiscal 2018 under our 2012 Equity Incentive Plan.

Name	Grant Date	Equity Grants
		All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(1)
Aneel Bhusri	04/14/2017	108,494	$9,070,098
James J. Bozzini	04/14/2017	66,302	5,542,847
Mark S. Peek	04/14/2017	72,329	6,046,704
Robynne D. Sisco	04/14/2017	54,247	4,535,049
W. Philip Wilmington	04/14/2017	66,302	5,542,847

(1)

The amounts reported are computed in accordance with ASC Topic 718 based on the closing price of our Class A common stock on the date of grant. These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding each unexercised stock option and RSU award held by our NEOs as of January 31, 2018.

		OPTION AWARDS			RSU AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)
Aneel Bhusri	04/14/2017	—	$—	—	108,494	$13,007,346
	04/15/2016	—	—	—	12,676	1,519,726
	04/15/2015	—	—	—	32,690	3,919,204
	04/15/2014	—	—	—	13,076	1,567,682
	11/04/2010	2,378,356	1.30	11/03/2020	—	—
James J. Bozzini	04/14/2017	—	—	—	66,302	7,948,947
	04/15/2016	—	—	—	26,152	3,135,363
	04/15/2015	—	—	—	14,529	1,741,882
	04/15/2014	—	—	—	5,812	696,801
	05/04/2012	43,750	7.05	05/03/2022	—	—
	02/18/2011	20,750	2.30	2/17/2021	—	—
Mark Peek	04/14/2017	—	—	—	72,329	8,671,524
	04/15/2016	—	—	—	43,575	5,224,207
	06/15/2015	—	—	—	9,375	1,123,969
	04/15/2015	—	—	—	21,794	2,612,883
	04/15/2014	—	—	—	8,718	1,045,201
Robynne D. Sisco	04/14/2017	—	—	—	54,247	6,503,673
	04/15/2016	—	—	—	24,199	2,901,218
	04/15/2015	—	—	—	5,491	658,316
	04/15/2014	—	—	—	2,180	261,360
	08/28/2012	78,750	9.20	08/27/2022	—	—
W. Philip Wilmington	04/14/2017	—	—	—	66,302	7,948,947
	04/15/2016	—	—	—	63,381	7,598,748
	06/15/2015	—	—	—	42,375	5,080,339
	03/15/2015	—	—	—	42,844	5,136,567

(1)	All options are fully vested.
(2)

The market value of unvested RSUs is calculated by multiplying the number of unvested shares held by the applicable NEO by the closing price of our Class A common stock on January 31, 2018, the last trading day of our fiscal year, which was $119.89.

Option Exercises and Stock Vested in Fiscal 2018

The following table summarizes the value realized by our NEOs on option awards exercised and stock vested during fiscal 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Aneel Bhusri	300,000	$29,398,499	338,627	$33,109,651
James J. Bozzini	80,000	7,002,620	77,570	7,611,881
Mark S Peek	—	—	138,189	13,493,954
Robynne D. Sisco	—	—	52,502	4,999,502
W. Philip Wilmington	—	—	111,820	10,752,723

(1)	The value realized on exercise is calculated as the difference between the fair market value of our Class A common stock on the date of exercise and the applicable exercise price of those options.
(2)	The value realized on vesting is calculated by multiplying the number of shares by the underlying value of the underlying shares on the vesting dates.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our 401(k) plan, employees may elect to defer up to 75% of their eligible compensation subject to applicable annual limits set pursuant to the Code. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Code Section 401 so that contributions by employees to the 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan, or under Code Section 402A so that contributions by employees to the 401(k) plan are taxable as income, but qualifying withdrawals and income earned on those contributions are not taxable to employees. Beginning in the third quarter of fiscal 2017, we initiated a company match for all eligible employees. We currently match 50% of the first 6% of eligible compensation contributed by the employee.

Pension Benefits

We do not offer any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not offer any nonqualified deferred compensation plans.

CEO Pay Ratio Disclosure

As disclosed in the Summary Compensation Table above, the total annual compensation of our CEO for fiscal 2018 was $9,145,119. The total annual compensation of our median employee for fiscal 2018 was $178,903. Therefore, our CEO to median employee pay ratio for fiscal 2018 is approximately 51:1.

We believe this ratio is a reasonable estimate, calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described below. Our median employee is a senior engineer who works in our Pleasanton, California offices.

Calculation Methodology

Our compensation philosophy for our general employee population mirrors that of our executive officers, with stock being a large component of compensation for most employees. Our determination of which employee was the median employee, therefore, was based on compensation data for all employees other than the CEO as of November 1, 2017 (the “determination date”) that included the following elements for the 12-month period preceding the determination date:

•	base pay, which included all regular wages, overtime, paid time off, pay related to leaves of absences and leave payout, on call premiums, and allowances;

•	actual cash bonus compensation paid;

•	actual commissions paid; and

•	the grant date fair value of equity awards granted.

Our employee population consisted of 8,327 individuals in the United States and internationally (including our consolidated subsidiaries) who were employed by us on a full-time, part-time, or seasonal basis, including employees on a leave of absence, with the exception of 387 employees from the following jurisdictions, which were excluded under the de minimus exception. Contractors and other non-employees were not included in our employee population.

Excluded Jurisdiction	Approximate Number of Employees
Australia	51-75
Austria	<10
Belgium	<10
Czech Republic	<10
Denmark	<10
Finland	<10
Greece	<10
Hong Kong	26-50
Italy	<10
Japan	26-50
Korea, Republic of	11-25
Malaysia	<10
Netherlands	26-50
New Zealand	51-75
Norway	<10
Poland	<10
Singapore	51-75
Spain	10-25
Sweden	10-25
Switzerland	10-25

We annualized the base pay for any non-seasonal employees who were hired or terminated during the 12-month period preceding the determination date. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect as of October 31, 2017. We did not make any cost-of-living adjustments for employees outside of the United States. We calculated the total compensation of our median employee for purposes of computing the ratio using the same criteria that were used for determining the total annual compensation of our CEO.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table includes information as of January 31, 2018 for equity compensation plans:

Plan Category	Number of Securities to be Issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of Securities Remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	17,424,699	$5.89	67,998,650	(2)
Equity compensation plans not approved by security holders	2,378,356	1.30	—

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)	Included in this amount are 7,024,560 shares available for future issuance under the 2012 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2018, certain information regarding beneficial ownership of our common stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Class A common stock or Class B common stock, (b) by each director and nominee for director, (c) by the NEOs (as defined in “Executive Compensation” above) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 143,851,610 shares of Class A common stock and 69,330,455 shares of Class B common stock outstanding at March 31, 2018. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable, and RSUs that will become vested and settleable, within 60 days of March 31, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Workday, Inc., 6230 Stoneridge Mall Road, Pleasanton, California 94588.

	Shares Beneficially Owned				Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	%
Named Executive Officers and Directors
David A. Duffield(2)	96,784	*	68,857,791	99%	82%
Aneel Bhusri(3)	199,853	*	68,857,791	99%	82%
James J. Bozzini(4)	238,784	*	49,500	*	*
Mark S. Peek(5)	50,699	*	279,543	*	*
Robynne D. Sisco(6)	28,195	*	40,000	*	*
W. Philip Wilmington(7)	55,924	*	0	*	*
A. George (Skip) Battle(8)	84,688	*	287,857	*	*
Christa Davies(9)	87,922	*	165,000	*	*
Carl M. Eschenbach(10)	859	*	0	*	*
Michael M. McNamara(11)	23,624	*	180,000	*	*
Michael A. Stankey(12)	148,745	*	0	*	*
George J. Still(13)	54,435	*	324,784	*	*
Lee J. Styslinger III(14)	14,433	*	0	*	*
Jerry Yang(15)	81,285	*	0	*	*
All Executive officers and directors as a group (17 persons)(16)	1,372,186	*	70,244,475	100%	84%
5% Stockholders
Baillie Gifford & Co(17)	7,089,012	5%	—	—	*
FMR, LLC and affiliates(18)	14,674,547	10%	—	—	*
Jennison Associates LLC(19)	7,400,357	5%	—	—	*
Prudential Financial, Inc. and affiliates(20)	7,086,431	5%	—	—	*
T. Rowe Price Associates, Inc. and affiliates(21)	24,253,774	17%	—	—	*
The Vanguard Group and affiliates(22)	11,552,096	8%	—	—	*
Wellington Management Group LLP(23)	9,431,960	7%	—	—	*

*	Less than 1%
(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)

Includes (i) 84,366 shares of Class A common stock held by Mr. Duffield, (ii) 12,418 RSUs held directly by Mr. Duffield which vest within 60 days of March 31, 2018 and will be settled in shares of Class A common stock, (iii) 58,422,992 shares of Class B common stock held by The David A. Duffield Trust (the “Duffield Trust”), and (iv) 10,434,799 shares of Class B common stock subject to a voting agreement entered into by Messrs. Duffield and Bhusri. Mr. Duffield has sole voting and dispositive power with regard to the shares held by the Duffield Trust.

(3)

Includes (i) 151,708 shares of Class A common stock held directly by Mr. Bhusri, (ii) 48,145 RSUs held directly by Mr. Bhusri which vest within 60 days of March 31, 2018 and will be settled in shares of Class A common stock, (iii) 8,126,443 shares of Class B common stock held directly by Mr. Bhusri, (iv) 2,303,356 shares of Class B common stock issuable to Mr. Bhusri pursuant to options exercisable within 60 days of March 31, 2018, (v) 5,000 shares of Class B common stock held by Mr. Bhusri’s minor child, and (vi) 58,422,992 shares of Class B common stock subject to a voting agreement entered into by Messrs. Duffield and Bhusri. Mr. Bhusri has voting and dispositive power with regard to the shares held by Mr. Bhusri’s minor child.

(4)

Includes (i) 78,119 shares of Class A common stock held directly by Mr. Bozzini, (ii) 28,199 RSUs held directly by Mr. Bozzini which vest within 60 days of March 31, 2018 and will be settled in shares of Class A common stock, (iii) 99,235 shares of Class A common stock held by the Bozzini Revocable Trust, (iv) 11,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a minor child, (v) 11,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a minor child, (vi) 11,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a minor child, and (vii) 49,500 shares of Class B common stock issuable to Mr. Bozzini pursuant to options exercisable within 60 days of March 31, 2018.

(5)

Includes (i) 14,698 shares of Class A common stock held directly by The Omega Living Trust, UTA 8/6/15, a revocable living trust of which Mr. Peek is trustee and sole beneficiary (the “Omega Living Trust”), (ii) 36,001 RSUs held directly by Mr. Peek which vest within 60 days of March 31, 2018 and will be settled in shares of Class A common stock, and (iii) 279,543 shares of Class B common stock held directly by the Omega Living Trust. Mr. Peek has sole voting and dispositive power with regard to the shares held by the Omega Living Trust.

(6)

Includes (i) 8,667 shares of Class A common stock held directly by Ms. Sisco, (ii) 19,528 RSUs held directly by Ms. Sisco which vest within 60 days of March 31, 2018 and will be settled in shares of Class A common stock, and (iii) 40,000 shares of Class B common stock issuable to Ms. Sisco pursuant to options exercisable within 60 days of March 31, 2018.

(7)

Includes (i) 32,306 shares of Class A common stock held directly by Mr. Wilmington and (ii) 23,618 RSUs held directly by Mr. Wilmington which will vest within 60 days of March 31, 2018 and will be settled in shares of Class A common stock.

(8)

Includes (i) 14,695 Class A shares held directly by Mr. Battle, (ii) 3,993 RSUs held directly by Mr. Battle which will be settled in shares of Class A common stock on the vesting date of May 15, 2018, (iii) 66,000 shares of Class A common stock held by the Battle Family Foundation, and (iv) 287,857 shares of Class B common stock held directly by Mr. Battle. Mr. Battle has voting and dispositive power with regard to the shares held by the Battle Family Foundation.

(9)

Includes (i) 84,303 shares of Class A common stock held directly by Ms. Davies, (ii) 3,619 RSUs held directly by Ms. Davies which will be settled in shares of Class A common stock on the vesting date of May 15, 2018, and (iii) 165,000 shares of Class B common stock issuable to Ms. Davies pursuant to options exercisable within 60 days of March 31, 2018.

(10)	Includes 859 RSUs held directly by Mr. Eschenbach which will be settled in shares of Class A common stock on the vesting date of May 15, 2018.
(11)

Includes (i) 19,755 shares of Class A common stock held directly by Mr. McNamara, (ii) 3,869 RSUs held directly by Mr. McNamara which will be settled in shares of Class A common stock on the vesting date of May 15, 2018, and (iii) 180,000 shares of Class B common stock issuable to Mr. McNamara pursuant to options exercisable within 60 days of March 31, 2018.

(12)

Includes (i) 131,310 shares of Class A common stock held directly by Mr. Stankey and (ii) 17,435 RSUs held directly by Mr. Stankey which vest within 60 days of March 31, 2018 and will be settled in shares of Class A common stock.

(13)

Includes (i) 21,943 shares of Class A common stock held directly by Mr. Still, (ii) 4,492 RSUs held directly by Mr. Still which will be settled in shares of Class A common stock on the vesting date of May 15, 2018, (iii) 13,000 shares of Class A common stock held by Still Family Partners, a California limited partnership, (iv) 15,000 shares of Class A common stock held by the Still Family Trust, (v) 112,784 shares of Class B common stock held by Still Family Partners, and (vi) 212,000 shares of Class B common stock issuable to Mr. Still pursuant to options exercisable within 60 days of March 31, 2018. Mr. Still has voting and dispositive power with regard to the shares held by Still Family Partners and the Still Family Trust.

(14)

Includes (i) 11,064 shares of Class A common stock held directly by Mr. Styslinger and (ii) 3,369 RSUs held directly by Mr. Styslinger which will be settled in shares of Class A common stock on the vesting date of May 15, 2018.

(15)

Includes (i) 75,041 shares of Class A common stock held directly by Mr. Yang, (ii) 3,744 RSUs held directly by Mr. Yang which will be settled in shares of Class A common stock on the vesting date of May 15, 2018, and (iii) 2,500 shares of Class A common stock held by the JY Trust. Mr. Yang has voting and dispositive power with regard to the shares held by the JY Trust.

(16)

The total number of shares of Class A common stock includes (i) the shares described in footnotes 2 through 15 above, (ii) 81,773 Class A common stock held by officers who are not NEOs, (iii) 79,736 shares of Class A common stock held by two non-NEO officers’ family trusts, and (iv) 44,447 RSUs vesting within 60 days of March 31, 2018 held by officers who are not NEOs. The total number of shares of Class B common stock includes (i) the shares of Class B common stock described in footnotes 2 through 15 above and (ii) 60,000 shares of Class B common stock issuable pursuant to options exercisable within 60 days of March 31, 2018 held by officers who are not NEOs.

(17)

Based on information contained in Amendment 2 to a Schedule 13G filed by Baillie Gifford & Co on January 31, 2018, Baillie Gifford & Co has sole voting power over 4,064,311 Class A shares and sole dispositive power over 7,089,012 Class A shares. The filing states that Baillie Gifford & Co is an investment advisor in accordance with rule 240.13d-1(b)(1)(ii)(E) and the shares beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, or behalf of interment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. Baillie Gifford & Co. is located at Calton Square, 1 Greenside Row, Edinburgh EH1 3AN Scotland UK.

(18)

Based on information contained in Amendment 4 to a Schedule 13G filed by FMR LLC on February 13, 2018, FMR LLC and its affiliates have sole voting power over 1,341,452 Class A shares and sole dispositive power over 14,674,547 Class A shares. The filing states that Crosby Advisors LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research (Hong Kong) Limited and Strategic Advisers, Inc. beneficially own the shares reported by FMR LLC with FMR Co., Inc. owning 5% or greater of the outstanding Class A shares. FMR LLC is located at 245 Summer Street, Boston, Massachusetts 02210.

(19)

Based on information contained in Amendment 7 to a Schedule 13G filed by Jennison Associates LLC (“Jennison”) on February 6, 2018, Jennison has sole voting power over 3,747,846 Class A shares and shared dispositive power over 7,400,357 Class A shares. The filing states that Prudential Financial, Inc. (“Prudential”) may be deemed the beneficial owner of securities beneficially owned by Jennison and the shares reported by Jennison may also be reported on the Amendment 7 to the 13G filed by Prudential on January 26, 2018, as described in footnote 20 below. Jennison is located at 466 Lexington Ave, New York, New York, 10017.

(20)

Based on information contained in Amendment 7 to a Schedule 13G filed by Prudential on January 26, 2018, Prudential has sole voting power and sole dispositive power over 318,206 Class A shares, shared voting power over 3,433,920 Class A shares, and shared dispositive power over 7,086,431 Class A shares. The filing states Prudential may be deemed the beneficial owner of securities beneficially owned by Jennison Associates LLC, and Quantitative Management Associates LLC. Prudential is located at 751 Broad Street, Newark, New Jersey 07102.

(21)

Based on information contained in Amendment 1 to a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 14, 2018, Price Associates has sole voting power over 9,121,997 Class A shares and sole dispositive power over 24,253,774 Class A shares. The securities are owned by various individual and institutional investors for which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates is located at 100 E. Pratt Street, Baltimore, Maryland 21202.

(22)

Based on information contained in Amendment 3 to a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 9, 2018, Vanguard has sole voting power over 106,216 Class A shares, shared voting power over 29,448 Class A shares, sole dispositive power over 11,421,875 Class A shares and shared dispositive power over 130,221 Class A shares. The filing states that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 64,354 Class A shares or .04% of the Class A common stock outstanding as a result of its serving as investment manager of collective trust accounts. In addition, Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 106,921 shares or .07% of the Class A common stock outstanding as a result of its serving as investment manager of Australian investment offerings. Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(23)

Based on information contained in Amendment 3 to a Schedule 13G filed by Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP (“Wellington”) on February 8, 2018, Wellington has shared voting power over 6,509,930 Class A shares, and shared dispositive power over 9,431,960 Class A shares and Wellington Management Company LLP, an investment advisor in accordance with Rule 240.13d-1(b)(1)(ii)(E) has shared voting power over 5,630,172 Class A shares, and shared dispositive power over 8,087,494 Class A shares. The filing states that Wellington Management Group, LLP, as parent holding company to certain holding companies and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Holdings LLP is owned by Wellington Management Group LLP. Wellington and Wellington Management Company LLP are located at 280 Congress Street, Boston, Massachusetts 02210.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2018, all Section 16(a) filing requirements were satisfied on a timely basis except for one late filing for Lee J. Styslinger III.

EMPLOYMENT ARRANGEMENTS AND INDEMNIFICATION AGREEMENTS

James J. Bozzini

We entered into an offer letter agreement with Mr. Bozzini, our Chief Operating Officer and Executive Vice President of Customer Operations, on December 4, 2006. Pursuant to the offer letter, Mr. Bozzini’s initial base salary was established at $75,000 per year, with an increase to $150,000 per year commencing February 1, 2007. In addition, on January 19, 2007, in accordance with the terms of his offer letter, Mr. Bozzini was granted a stock option to purchase 200,000 shares of our common stock at an exercise price of $0.25 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors. This option vested according to the 2005 Stock Plan and the related stock option agreement. On May 10, 2007, also in accordance with the terms of his offer letter and based on his performance, Mr. Bozzini was granted an additional stock option to purchase 200,000 shares of our common stock at an exercise price of $0.25, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors. This option vested according to the 2005 Stock Plan and related stock option agreement. Mr. Bozzini’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Bozzini will be entitled to participate in our change in control policy that we have adopted. Under this policy, if Mr. Bozzini’s employment is terminated for other than “cause” or his voluntary resignation, he will be entitled to receive a severance payment equal to his then current annual base salary and the vesting of 50% of his then unvested equity awards will be accelerated.

Mark S. Peek

We entered into an offer letter agreement with Mr. Peek, our former Co-President, on April 9, 2012, which was amended on May 22, 2012. Pursuant to the offer letter, Mr. Peek’s initial base salary was established at $250,000 per year. In addition, he received a hiring bonus of $50,000 and was entitled an annual target bonus of $100,000 based upon performance against agreed-upon goals. On May 22, 2012, in accordance with the terms of his offer letter, Mr. Peek was granted a stock option to purchase 500,000 shares of our common stock at an exercise price of $7.05 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors, and 150,000 shares of RSUs. The options and RSUs vested according to the 2005 Stock Plan and the related stock option and RSU agreements. In June 2015, Mr. Peek was promoted to Co-President in addition to his role as CFO and received 25,000 RSUs in connection with his promotion. The RSUs will vest according to the 2012 Equity Incentive Stock Plan and the related RSU agreement. Mr. Peek’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Peek will be entitled to participate in our change in control policy that we have adopted. Under this policy, if Mr. Peek’s employment is terminated for other than “cause” or his voluntary resignation, he will be entitled to receive a severance payment equal to his then current annual base salary and the vesting of 50% of his then unvested equity awards will be accelerated.

Robynne D. Sisco

We entered into an offer letter agreement with Ms. Sisco, our Co-President and Chief Financial Officer, on August 23, 2012. Pursuant to the offer letter, Ms. Sisco’s initial base salary was established at $200,000 per year, and she also received a one-time hiring bonus of $50,000. In addition, on August 28, 2012, in accordance with the terms of her offer letter, Ms. Sisco was granted a stock option to purchase 175,000 shares of our common stock at an exercise price of $9.20 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors. Also in accordance with the terms of her offer letter, on August 28, 2012, Ms. Sisco was granted 30,000 shares of RSUs. The options and RSUs vested according to the 2005 Stock Plan and the related stock option and RSU agreements. Ms. Sisco’s employment is at will and may be terminated at any time, with or without cause. However, Ms. Sisco will be entitled to participate in our change in control policy that we have adopted. Under this policy, if Ms. Sisco’s employment is terminated for other than “cause” or her voluntary resignation, she will be entitled to receive a severance payment equal to her then current annual base salary and the vesting of 50% of her then unvested equity awards will be accelerated.

W. Philip Wilmington

We entered into an offer letter agreement with Mr. Wilmington, our former Co-President, on February 15, 2015. Pursuant to the offer letter, Mr. Wilmington’s initial base salary was established at $300,000 per year. In addition, Mr. Wilmington is eligible to participate in a variable (“incentive”) compensation plan, in which his award will be targeted at 100% of his annual base salary based on the achievement of mutually agreed-upon objectives. On March 15, 2015, in accordance with the terms of his offer letter, Mr. Wilmington was granted 113,000 RSUs. In June 2015, Mr. Wilmington was promoted to Co-President. In connection with this promotion and in recognition of his substantial contributions to Workday, Mr. Wilmington received a grant of 137,100 RSUs in June 2015 and a salary increase from $300,000 to $400,000 in November 2015. The RSUs will vest according to the 2012 Equity Incentive Plan and the related RSU agreement. Mr. Wilmington’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Wilmington will be entitled to participate in our change in control policy that we have adopted. Under this policy, if Mr. Wilmington’s employment is terminated for other than “cause” or his voluntary resignation, he will be entitled to receive a severance payment equal to his then current annual base salary and the vesting of 50% of his then unvested equity awards will be accelerated.

Potential Payments upon Termination or Change in Control

In May 2012, we adopted a change in control policy applicable to our executive officers and certain other employees. Under the policy, if any executive officer is terminated for any reason other than cause, death or disability within 12 months after a change in control or the officer voluntarily resigns for good reason within 12 months following a change in control, such officer would be entitled to receive severance benefits. Upon the occurrence of such an event, we have agreed to pay to such officer an amount equal to (i) his or her then-current annual base salary, and (ii) an estimate of the aggregate monthly benefits premium under COBRA for 12 months. In addition, 50% of the shares underlying all unvested equity awards held by such officer immediately prior to such termination will become vested and exercisable in full.

The following table sets forth quantitative estimates of the benefits that would have accrued to our NEOs pursuant to our change in control policy if their employment had been terminated by us without cause or if they experienced a constructive termination, each within 12 months following a change in control as of January 31, 2018.

			Intrinsic Value of Accelerated Equity Awards
Name	Cash Severance	Benefit Continuation	RSU Awards(1)	Option Awards	Total
Aneel Bhusri	$65,000	$—	$10,006,979	$—	$10,071,979
James J. Bozzini	250,000	23,411	6,761,496	—	7,034,907
Mark S. Peek	275,000	13,449	9,338,892	—	9,627,341
Robynne D. Sisco	300,000	25,741	5,162,284	—	5,488,025
W. Philip Wilmington	400,000	16,273	12,882,300	—	13,298,573

(1)

The estimated benefit amount of unvested RSUs were calculated by multiplying 50% of the number of unvested RSUs held by the applicable NEO by the closing price of our Class A common stock on January 31, 2018, the last trading day of our fiscal year, which was $119.89.

Indemnification Arrangements

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and our Bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the Delaware General Corporation Law and allow us to indemnify other employees and agents as set forth in the Delaware General Corporation Law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers and certain of our key employees, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by such director, officer or key employee in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers and key employees for the defense of any action for which indemnification is required or permitted.

We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers and key employees. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ADDITIONAL INFORMATION

Stockholder Proposals for 2019 Annual Meeting

Any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2019 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 31, 2018. Such proposals must be delivered to the Secretary of Workday at the address listed on the front page.

Proposals of stockholders that are not eligible for inclusion in the Proxy Statement and proxy for our 2019 Annual Meeting of Stockholders, or that concern one or more nominations for directors at the meeting, must comply with the procedures, including minimum notice provisions, contained in our Bylaws. Notice must be received by the Secretary of Workday at the address listed on the front page, no earlier than March 7, 2019 and no later than April 6, 2019.

However, if the date of our 2019 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then, for notice to the stockholder to be timely, it must be so received by the Secretary at the address listed on the front page not earlier than the close of business on the 105th day prior to such annual meeting and not later than the close of business on the later of (1) the 75th day prior to such annual meeting, or (2) the 10th day following the day on which public announcement of the date of such annual meeting is first made.

A copy of the pertinent provisions of the Bylaws is available upon request to the Secretary of Workday at the address listed on the front page.

Solicitation of Proxies

We will bear the expense of preparing, printing and distributing proxy materials to our stockholders. In addition to solicitations by mail, there may be incidental personal solicitation at nominal cost by directors, officers, employees or our agents. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock for which they are record holders.

Fiscal 2018 Annual Report

A copy of our Fiscal 2018 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended January 31, 2018 and our 2018 proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to Investor Relations, Workday, Inc., 6230 Stoneridge Mall Road, Pleasanton, California 94588. The Annual Report on Form 10-K and proxy statement are also available at the web address shown on the Notice of Annual Meeting of Stockholders and under the “Investor Relations” section on our website at: www.workday.com/en-us/company/investor-relations/sec-filings.html.

OTHER MATTERS

We know of no other matters that are likely to be brought before the meeting. If, however, other matters that are not now known or determined come before the meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their discretion.

Annex A

WORKDAY, INC.

2012 EQUITY INCENTIVE PLAN, AS AMENDED

1.    PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Workday, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in Workday’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2.    SHARES SUBJECT TO THE PLAN.

2.1    Number of Shares Available. Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 25,000,000 Shares plus (i) any reserved shares not issued or subject to outstanding grants under Workday’s 2005 Stock Plan (the “Prior Plan”) on the Effective Date (as defined below), (ii) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plan that are repurchased by Workday at the original issue price, and (v) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

2.2    Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by Workday at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 will not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3    Minimum Share Reserve. At all times Workday will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4    Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan will be increased on March 31 of each of the ten (10) calendar years during the term of the Plan, by the lesser of (i) five percent (5%) of the number of shares of common stock issued and outstanding on each January 31 immediately prior to the date of increase, or (ii) such number of shares of common stock determined by the Board.

2.5    Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Workday, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 5.8, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, will be proportionately adjusted, provided that fractions of a Share will not be issued.

3.    ELIGIBILITY. ISOs may be granted only to U.S. Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of Workday or any Parent or Subsidiary of Workday; provided that such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than two million (2,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of Workday or of a Parent or Subsidiary of Workday (including new Employees who are also officers and directors of Workday or any Parent or Subsidiary of Workday) are eligible to receive up to a maximum of four million (4,000,000) Shares in the calendar year in which they commence their employment.

4.    ADMINISTRATION.

4.1    Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee, and may delegate such administration as set forth in Section 4.1(q) below. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board or where applicable, the Committee will establish the terms for the grant of an Award to Insiders. The Committee will have the authority to:

(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)    select persons to receive Awards;

(d)    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)    determine the number of Shares or other consideration subject to Awards;

(f)    determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of Workday or any Subsidiary of Workday;

(h)    grant waivers of Plan or Award conditions;

(i)    determine the vesting, exercisability and payment of Awards;

(j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)    determine whether an Award has been earned;

(l)    determine the terms and conditions of, and institute any, Exchange Program;

(m)    reduce or waive any criteria with respect to Performance Factors;

(n)    adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(o)    adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(p)    make all other determinations necessary or advisable for the administration of this Plan; and

(q)    delegate any of the foregoing as permitted by applicable law to one or more executive officers pursuant to a specific delegation, in which case references to “Committee” in this Section 4.1 will refer to such delegate(s), except with respect to Insiders.

4.2    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on Workday and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Workday to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on Workday and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, in which case references to “Committee” in this Section 4.2 will refer to such delegate(s).

4.3    Section 162(m) of the Code and Section 16 of the Exchange Act. Awards granted to Insiders must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Awards granted prior to November 2, 2017, the Committee will include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” will timely determine and certify in writing the extent to which any applicable Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of Workday or not within the reasonable control of Workday’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4    Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.    OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1    Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3    Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of Workday or of any Parent or Subsidiary of Workday (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by Workday.

5.5    Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when Workday receives: (i) notice of exercise (in such form as the Committee or Workday may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee or Workday and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of Workday or of a duly authorized transfer agent of Workday), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. Workday will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6    Termination of Participation. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a)    If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than one hundred eighty (180) days after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b)    If the Participant is Terminated because of the Participant’s death (or the Participant dies within ninety (90) days after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options; provided that the Committee will have the authority, in its sole discretion, to accelerate the vesting of any such Options.

(c)    If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options; provided that the Committee will have the authority, in its sole discretion, to accelerate the vesting of any such Options.

(d)    If the Participant is terminated for Cause, then Participant’s Options will expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.

5.7    Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8    Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of Workday and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. No more than twenty-five million (25,000,000) Shares will be issued pursuant to the exercise of ISOs.

5.9    Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10    Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Options to Participants other than Insiders, subject to the foregoing provisions of this Section 5 (substituting references to “the Committee” by “the Committee’s delegate(s) as the context requires).

5.11    No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.    RESTRICTED STOCK AWARDS.

6.1    Awards of Restricted Stock. A Restricted Stock Award is an offer by Workday to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2    Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to Workday an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3    Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by Workday.

6.4    Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with Workday or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

6.6    Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Restricted Stock Awards to Participants other than Insiders, subject to the foregoing provisions of this Section 6 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

7.    STOCK BONUS AWARDS.

7.1    Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to Workday or any Subsidiary. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2    Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with Workday or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award, the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3    Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.5    Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Stock Bonus Awards to Participants other than Insiders, subject to the foregoing provisions of this Section 7 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

8.    STOCK APPRECIATION RIGHTS.

8.1    Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash or Shares, having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

8.2    Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from Workday in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the

Committee, the payment from Workday for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.5    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8.6    Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant SARs to Participants other than Insiders, subject to the foregoing provisions of this Section 8 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

9.    RESTRICTED STOCK UNITS.

9.1    Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares. All RSUs will be made pursuant to an Award Agreement.

9.2    Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3    Form and Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9.5    Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant RSUs to Participants other than Insiders, subject to the foregoing provisions of this Section 9 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

10.    PERFORMANCE AWARDS.

10.1    Performance Awards. A Performance Award is an award to a Participant of a cash bonus or a Performance Share bonus. Grants of Performance Awards will be made pursuant to an Award Agreement.

10.2    Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each award of Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to a Performance Share bonus; (c) the Performance Factors and Performance Period that will determine the time and extent to which each Performance Award will be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used. Prior to settlement the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than ten million dollars ($10,000,000) in Performance Awards in any calendar year under this Plan.

10.3    Value, Earning and Timing of Performance Shares. Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of a Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

10.4    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.5    Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Performance Awards to Participants other than Insiders, subject to the foregoing provisions of this Section 10 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

11.    PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by Workday and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)    by surrender of shares of Workday held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(b)    by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to Workday or a Subsidiary of Workday;

(c)    by consideration received by Workday pursuant to a broker-assisted or other form of cashless exercise program implemented by Workday in connection with the Plan;

(d)    by cancellation of indebtedness of Workday to the Participant;

(e)    by any combination of the foregoing; or

(f)    by any other method of payment as is permitted by applicable law.

12.    GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1    Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. No Non-Employee Director may receive Awards under the Plan that exceed $750,000 in value (as described below) in any calendar year, increased to $1,750,000 in value (as described below) in the calendar year of his or her initial service as a Non-Employee Director; provided that any initial Award granted to a Non-Employee Director in connection with the commencement of his or her services as a Non-Employee Director shall not exceed $1,000,000 in value (as described below). The value of Awards for purposes of complying with this maximum shall be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Black-Scholes valuation methodology on the date of grant of such Option or SAR and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 12.1.

12.2    Eligibility. Awards pursuant to this Section 12 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3    Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards will vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.4    Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from Workday in the form of cash or Awards or a combination thereof, as determined by the Board. Such Awards will be issued under the Plan.

13.    WITHHOLDING TAXES.

13.1    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, Workday may require the Participant to remit to Workday, or to the Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant.

13.2    Stock Withholding. The Committee or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have Workday withhold otherwise deliverable cash or Shares having a Fair Market Value sufficient to satisfy the amount required to be withheld, or (iii) delivering to Workday already-owned Shares having a Fair Market Value sufficient to satisfy the amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined using rates of up to, but not exceeding, the maximum federal, state, local and/or foreign jurisdiction statutory tax rates in the Participant’s jurisdiction(s) on the date that the amount of taxes to be withheld is determined.

14.    TRANSFERABILITY.

14.1    Transfer Generally. Unless determined otherwise by the Committee or its delegate(s) or pursuant to this Section 14, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by (i) a will or (ii) by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or domestic relations order to a Permitted Transferee, such award may contain such additional terms and conditions as the Committee or its delegate(s) deems appropriate. All Awards will be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee (for awards made transferable by the Committee) or such person’s guardian or legal representative.

14.2    Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee will have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and will have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to Workday or one of its Subsidiaries, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

15.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1    Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Awards until the Shares subject to the Award are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of Workday will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased by Workday.

16.    CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as Workday may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17.    ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, Workday may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by Workday, appropriately endorsed in blank, with Workday or an agent designated by Workday to hold in escrow until such restrictions have lapsed or terminated, and Workday may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with Workday all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to Workday under the promissory note; provided, however, that Workday may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, Workday will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as Workday will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.    REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may (i) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (ii) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, Workday will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that Workday determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that Workday determines to be necessary or advisable. Workday will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange controls, stock exchange or automated quotation system, and Workday will have no liability for any inability or failure to do so.

20.    NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, Workday or any Subsidiary of Workday or limit in any way the right of Workday or any Subsidiary of Workday to terminate Participant’s employment or other relationship at any time.

21.    CORPORATE TRANSACTIONS.

21.1    In the event that Workday is a party to a merger or consolidation, all Shares acquired under the Plan and all Awards will be subject to the agreement of merger or consolidation. Such agreement need not treat all Awards in an identical manner, and it will provide for one or more of the following with respect to each Award:

(a)    The continuation of the Award by Workday (if Workday is the surviving corporation).

(b)    The assumption of the Award by the surviving corporation or its parent and, with respect to an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

(c)    The substitution by the surviving corporation or its parent of a new Award, and with respect an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

(d)    Full exercisability of an Option, full vesting of the Shares subject to an Option and/or full vesting of all other Awards, followed by the cancellation of the Option or Award. The full exercisability of an Option, full vesting of the Shares subject to the Option and/or full vesting of all other Awards may be contingent on the closing of such merger or consolidation. The Participant will be able to exercise an Option during a period of not less than five full business days preceding the effective date of such merger or consolidation, unless (A) a shorter period is required to permit a timely closing of such merger or consolidation and (B) such shorter period still offers the Participant a reasonable opportunity to exercise an Option. Any exercise of an Option during such period may be contingent on the closing of such merger or consolidation.

(e)    A payment to the Participant equal to the excess of (A) the Fair Market Value of the Shares subject to the Award as of the effective date of such merger or consolidation over (B) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested. The amount of such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested. However, such payment may be subject to vesting based on the Participant’s continuing service as an Employee, Consultant or Director. In addition, any escrow, holdback, earnout or similar provisions in the agreement of merger or consolidation may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.

21.2    Assumption of Awards by Workday. Workday, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event Workday assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event Workday elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

21.3    Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.    ADOPTION AND STOCKHOLDER APPROVAL. This Plan was approved by Workday’s stockholders on September 17, 2012 which, consistent with applicable laws, was within twelve (12) months before or after the date this Plan was adopted by the Board.

23.    TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws rules.

24.    AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of Workday, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted.

25.    NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of Workday for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.    INSIDER TRADING POLICY. Each Participant who receives an Award will comply with any policy adopted by Workday from time to time covering transactions in Workday’s securities by Employees, officers and/or directors of Workday and its Subsidiaries or Parent.

27.    DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock Award, Stock Bonus Award, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between Workday and the Participant setting forth the terms and conditions of the Award and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used by Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

“Board” means the Board of Directors of Workday.

“Cause” means (i) embezzlement or misappropriation of funds; (ii) conviction of, or entry of a plea of nolo contendere to, a felony or other crime involving moral turpitude; (iii) commission of material acts of dishonesty, fraud, or deceit; (iv) breach of any material provisions of any employment agreement; (v) habitual or willful neglect of duties; (vi) breach of fiduciary duty; or (vii) material violation of any other duty whether imposed by law or the Board.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the Class A common stock of Workday.

“Consultant” means any person, including an advisor or independent contractor, engaged by Workday or a Subsidiary of Workday to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Workday representing fifty percent (50%) or more of the total voting power represented by Workday’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by Workday of all or substantially all of Workday’s assets; (iii) the consummation of a merger or consolidation of Workday with any other corporation, other than a merger or consolidation which would result in the voting securities of Workday outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of Workday or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of Workday give up all of their equity interest in Workday (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of Workday).

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” means the day immediately prior to the date of the underwritten initial public offering of Workday’s Common Stock pursuant to a registration statement that was declared effective by the SEC. The Effective Date is October 10, 2012.

“Employee” means any person, including Officers and Directors, providing services as an employee to Workday or any Subsidiary of Workday. Neither service as a Director nor payment of a director’s fee by Workday will be sufficient to constitute “employment” by Workday.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the exercise price of an outstanding Award is increased or reduced.

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of Workday’s Common Stock determined as follows:

(a)    its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in such source as the Committee deems reliable, or if such principal national securities exchange is not open for business on the date that Fair Market Value is being determined, the closing price as reported on the preceding business day on which that exchange was open for business; or

(b)    if the above is not applicable, by the Board or the Committee in good faith, and, if applicable, in accordance with the requirements of Section 409A of the Code.

“Insider” means an officer or director of Workday or any other person whose transactions in Workday’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of Workday or any Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” has the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.

“Performance Factors” means any of the factors selected by the Committee (or, with respect to Performance Awards to Participants who are not Insiders, the Committee’s delegate(s), as applicable) and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to Workday as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established with respect to applicable Awards have been satisfied:

(a)    Profit Before Tax;

(b)    Billings;

(c)    Revenue;

(d)    Net revenue;

(e)    Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

(f)    Operating income;

(g)    Operating margin;

(h)    Operating profit;

(i)    Controllable operating profit, or net operating profit;

(j)    Net Profit;

(k)    Gross margin;

(l)    Operating expenses or operating expenses as a percentage of revenue;

(m)    Net income;

(n)    Earnings per share;

(o)    Total stockholder return;

(p)    Market share;

(q)    Return on assets or net assets;

(r)    Workday’s stock price;

(s)    Growth in stockholder value relative to a pre-determined index;

(t)    Return on equity;

(u)    Return on invested capital;

(v)    Cash Flow (including free cash flow or operating cash flows)

(w)    Cash conversion cycle;

(x)    Economic value added;

(y)    Individual confidential business objectives;

(z)    Contract awards or backlog;

(aa)    Overhead or other expense reduction;

(bb)    Credit rating;

(cc)    Strategic plan development and implementation;

(dd)    Succession plan development and implementation;

(ee)    Improvement in workforce diversity;

(ff)    Customer indicators;

(gg)    New product invention or innovation;

(hh)    Attainment of research and development milestones;

(ii)    Improvements in productivity;

(jj)    Bookings; and

(kk)    Attainment of objective operating goals and employee metrics; and

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means the period of service determined by the Committee or its delegate(s), with respect to Participants who are not Insiders, during which years of service or performance is to be measured for the Award.

“Performance Share” means a performance share bonus granted as a Performance Award.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

“Plan” means this Workday, Inc. 2012 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of Workday’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” has the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to Workday or a Parent or Subsidiary of Workday. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by Workday; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by Workday and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, Workday may make such provisions respecting suspension of vesting of the Award while on leave from the employ of Workday or a Parent or Subsidiary of Workday as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Workday approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to Workday throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law. Workday, or in the case of Insiders, the Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of Workday (or any successor thereto).

“Workday” means Workday, Inc., a Delaware corporation, or any successor corporation.

VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 19, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/WDAY2018 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 19, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. WORKDAY, INC. 6230 STONERIDGE MALL ROAD PLEASANTON, CA 94588 E45192-P02000 For All Withhold All For All Except WORKDAY, INC. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Aneel Bhusri 02) David A. Duffield 03) Lee J. Styslinger, III Abstain For Against The Board of Directors recommends you vote FOR proposals 2, 3 and 4. ! ! ! 2. To ratify the appointment of Ernst & Young LLP as Workday’s independent registered public accounting firm for the fiscal year ending January 31, 2019. ! ! ! 3. Advisory vote on named executive officer compensation. ! ! ! 4. Approve limits on awards to non-employee directors under the 2012 Equity Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. Yes No ! ! Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Annual Report and Proxy Statement is available at www.proxyvote.com E45193-P02000 PROXY WORKDAY, INC. Annual Meeting of Stockholders to be Held on June 20, 2018 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WORKDAY, INC. The undersigned hereby appoints Aneel Bhusri and James P. Shaughnessy, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Workday, Inc. common stock which the undersigned is entitled to vote as of April 23, 2018, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Workday, Inc. to be held at 9:00 a.m. PDT on June 20, 2018 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. The Annual Meeting will take place as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/WDAY2018. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The undersigned hereby revokes any proxy heretofore given to vote at such meeting. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side